Use these links to rapidly review the document

INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on September 28, 2015

Registration No. 333-205512

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AECOM*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8711 (Primary Standard Industrial Classification Code Number)	61-1088522 (I.R.S. Employer Identification Number)

1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(213) 593-8000
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Michael S. Burke
Chairman and Chief Executive Officer
1999 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(213) 593-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jonathan K. Layne, Esq.
Peter W. Wardle, Esq.
Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, California 90067
(310) 552-8500

Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

5.750% Senior Notes due 2022	$800,000,000	100%	$800,000,000	$92,960

5.875% Senior Notes due 2024	$800,000,000	100%	$800,000,000	$92,960

Guarantees of 5.750% Senior Notes due 2022(3)	—	—	—	(4)

Guarantees of 5.875% Senior Notes due 2024(3)	—	—	—	(4)

(1)
Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act.

(2)
Previously paid.

(3)
Guarantors are listed in the table of additional registrants.

(4)
Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees registered hereby.

*
The companies listed on the table of additional registrants are also included in this Form S-4 Registration Statement as additional Registrants.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification Number
AECOM C&E, INC.	8711	Delaware	06-0852759
AECOM GLOBAL II, LLC	8711	Delaware	47-1336341
AECOM GOVERNMENT SERVICES, INC.	8711	California	13-3027382
AECOM INTERNATIONAL DEVELOPMENT, INC.	8711	Delaware	20-0797043
AECOM NATIONAL SECURITY PROGRAMS, INC.	8711	Virginia	54-1365583
AECOM SERVICES INC.	8711	California	95-2084998
AECOM SPECIAL MISSIONS SERVICES, INC.	8711	Pennsylvania	62-1413631
AECOM TECHNICAL SERVICES, INC.	8711	Delaware	95-2661922
AECOM USA, INC.	8711	New York	13-5511947
AMAN ENVIRONMENTAL CONSTRUCTION, INC.	1795	California	95-4415779
B.P. BARBER & ASSOCIATES, INC.	8711	South Carolina	57-0262530
CLEVELAND WRECKING COMPANY	1795	Delaware	31-0244320
E.C. DRIVER & ASSOCIATES, INC.	8711	Florida	59-2375705
EDAW, INC.	8711	Delaware	20-3444203
EG&G DEFENSE MATERIALS, INC.	8711	Utah	87-0468639
FORERUNNER CORPORATION	8711	Colorado	84-1344715
LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.	8711	Delaware	52-2236487
MCNEIL SECURITY, INC.	8711	Virginia	74-3064432
MT HOLDING CORP.	8711	Delaware	13-4281736
RUST CONSTRUCTORS INC.	8711	Delaware	13-2740970
THE EARTH TECHNOLOGY CORPORATION (USA)	8711	Delaware	33-0244112
TISHMAN CONSTRUCTION CORPORATION	1540	Delaware	13-4012829
TISHMAN CONSTRUCTION CORPORATION OF NEW YORK	1540	Delaware	13-4012826
URS ALASKA, LLC	8711	Alaska	26-2223260
URS CONSTRUCTION SERVICES, INC.	8711	Florida	59-3662286
URS CORPORATION	8711	Nevada	94-1716908
URS CORPORATION GREAT LAKES	8711	Michigan	38-1776252
URS CORPORATION—NEW YORK	8711	New York	11-1445800
URS CORPORATION—NORTH CAROLINA	8711	North Carolina	94-3410041
URS CORPORATION—OHIO	8711	Ohio	34-0939859
URS CORPORATION SOUTHERN	8711	California	59-2087895
URS E&C HOLDINGS, INC.	8711	Delaware	26-1320627
URS ENERGY & CONSTRUCTION, INC.	8711	Ohio	34-0217470
URS FEDERAL SERVICES, INC.	8711	Delaware	27-1628265
URS FEDERAL SERVICES INTERNATIONAL, INC.	8711	Delaware	27-1816795
URS FOX US LP	8711	Delaware	45-4737569
URS FS COMMERCIAL OPERATIONS, INC.	8711	Delaware	27-1833107
URS GLOBAL HOLDINGS, INC.	6719	Nevada	27-0574544
URS GROUP, INC.	8711	Delaware	94-3077384
URS HOLDINGS, INC.	6719	Delaware	95-4316617
URS INTERNATIONAL, INC.	8711	Delaware	94-3128864
URS INTERNATIONAL PROJECTS, INC.	8711	Nevada	82-0441351
URS NUCLEAR LLC	8711	Delaware	26-3899844
URS OPERATING SERVICES, INC.	8711	Delaware	94-3216333
URS PROFESSIONAL SOLUTIONS LLC	8711	Delaware	82-0510442
URS RESOURCES, LLC	8711	Delaware	16-1627792
WASHINGTON DEMILITARIZATION COMPANY, LLC	8711	Delaware	20-2047819
WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC	8711	Delaware	82-0507248
WGI GLOBAL INC.	8711	Nevada	82-0342614

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 28, 2015

PRELIMINARY PROSPECTUS

$1,600,000,000

Exchange Offer:

New $800,000,000 5.750% Senior Notes due 2022 for $800,000,000 5.750%
Senior Notes due 2022
New $800,000,000 5.875% Senior Notes due 2024 for $800,000,000 5.875%
Senior Notes due 2024

The Exchange Offer will expire at 5:00 p.m., New York City time,
on                    , 2015, unless extended.

The Exchange Notes:

        We are offering to exchange:

  •
  New $800,000,000 5.750% Senior Notes due 2022 (the "new 2022 notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for outstanding unregistered $800,000,000 5.750% Senior Notes due 2022 (the "old 2022 notes" and, together with the new 2022 notes, the "2022 notes").

  •
  New $800,000,000 5.875% Senior Notes due 2024 (the "new 2024 notes" and, together with the new 2022 notes, the "new notes") that have been registered under the Securities Act for outstanding unregistered $800,000,000 5.875% Senior Notes due 2024 (the "old 2024 notes" and, together with the old 2022 notes, the "old notes").

  •
  The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.

Material Terms of the Exchange Offer:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2015, unless extended.

  •
  Upon expiration of the exchange offer, all old notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the new notes.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

  •
  Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in any such resale. See "Plan of Distribution."

  •
  There is no existing public market for the old notes or the new notes. We do not intend to list the new notes on any securities exchange or quotation system.

        Investing in the new notes involves risks. See "Risk Factors" beginning on page 8.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2015

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where any such offer is unlawful, where the person making such offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date. Any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

        This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        We have filed with the U.S. Securities and Exchange Commission ("SEC") a registration statement on Form S-4 with respect to the new notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits. For further information about us and the notes described in this prospectus, you should refer to the registration statement and its exhibits. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC's website at www.sec.gov.

        You may also obtain this information without charge by writing or telephoning us. See "Where You Can Find More Information."

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding AECOM and other companies that file materials with the SEC electronically. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.investor.www.investors.aecom.com and clicking on the link "SEC Filings." This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the following documents or information filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (excluding Items 1, 7 and 8 thereof, which, for the purposes of this prospectus, are superseded by the comparable Items included in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on July 6, 2015);

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2014, March 31, 2015 and June 30, 2015 (excluding Item 1 thereof, which, for the purposes of this prospectus, is superseded by Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on September 28, 2015);

  •
  our Current Reports on Form 8-K filed with the SEC on October 8, 2014, October 17, 2014, November 26, 2014, January 9, 2015, March 6, 2015, July 6, 2015, July 7, 2015, July 28, 2015 September 8, 2015 and September 28, 2015;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 23, 2015;

  •
  exhibit 99.1 to the Current Report on Form 8-K of URS Corporation ("URS") filed with the SEC on August 1, 2014 (pages lxiv through cxxxi only);

  •
  the Annual Report on Form 10-K of URS for the fiscal year ended January 3, 2014 (the disclosure in Item 9A under the heading "Management's Annual Report on Internal Control over Financial Reporting" only); and

  •
  future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and before the termination of the offering of the securities made under this prospectus.

Provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

        We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

AECOM
Attention: Corporate Secretary
1999 Avenues of the Stars, Suite 2600
Los Angeles, California 90067
213-593-8000

        In order to ensure timely delivery, you must request the information no later than                        , 2015, which is five business days before the expiration of the exchange offer.

        WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated herein by reference, contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events. These statements include forward-looking statements with respect to the Company, the engineering and construction industry and impact of the acquisition of URS on our business and operations. Statements that are not historical facts, without limitation, including statements that use terms such as "anticipates," "believes," "expects," "intends," "plans," "projects," "seeks," and "will" and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this prospectus, including the documents incorporated herein by reference, should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Although management believes that the assumptions underlying the forward-looking statements are reasonable, these assumptions and the forward-looking statements are subject to various factors, risks and uncertainties, many of which are beyond our control, including, but not limited to, the fact that demand for our services is cyclical and vulnerable to economic downturns and reduction in government and private industry spending; our dependence on long-term government contracts, which are subject to uncertainties concerning the government's budgetary approval process, the possibility that our government contracts may be terminated by the government; the risk of employee misconduct or our failure to comply with laws and regulations; legal, security, political, and economic risks in the countries in which we operate; competition in our industry; cyber security breaches; information technology interruptions or data losses; liabilities under environmental laws;

fluctuations in demand for oil and gas services; our substantial indebtedness; covenant restrictions in our indebtedness; the ability to successfully integrate our operations and employees with that of URS; the ability to realize anticipated benefits and synergies from the URS acquisition; the ability to retain key personnel; changes in financial markets, interest rates and foreign currency exchange rates; and those additional risks and factors discussed in this prospectus, our SEC filings incorporated by reference in this prospectus and any subsequent reports we file with the SEC. Accordingly, actual results could differ materially from those contemplated by any forward-looking statement.

        All subsequent written and oral forward-looking statements concerning the Company or other matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. You are cautioned not to place undue reliance on these forward-looking statements, which speak only to the date they are made. The Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise. Please review "Risk Factors" in this prospectus and our SEC filings incorporated by reference in this prospectus for a discussion of the factors, risks and uncertainties that could affect our future results.

 SUMMARY

        This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the new notes. All references in this prospectus to the "Company," "our company," "we," "us," "our," and similar terms refer to AECOM, a Delaware corporation, and its subsidiaries on a consolidated basis, including the subsidiaries of AECOM that are the guarantors of the new notes.

Our Business

        We are a leading provider of professional technical and management support services for public and private clients around the world. We provide our services in a broad range of end markets through a network of approximately 95,000 employees. On October 17, 2014, we completed the acquisition of URS. In connection with the acquisition of URS, the Company's reportable segments have been realigned to reflect the operations of the combined company, including the ability to deliver more fully integrated project execution. We now report our business through three segments: Design and Consulting Services ("DCS"), Construction Services ("CS"), and Management Services ("MS"). Our DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in major end markets such as transportation, facilities, environmental, energy, water and government markets. Our CS segment provides construction services, including building construction and energy, infrastructure and industrial construction, primarily in the Americas. Our MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance, and systems integration and information technology services, primarily for agencies of the U.S. government and also for national governments around the world.

Company Information

        We were incorporated in Delaware in 1980. Our principal executive offices are located at 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067. Our telephone number at that address is (213) 593-8000. Our common stock is listed on the New York Stock Exchange under the symbol "ACM."

Risk Factors

        Our success in achieving our objectives and expectations is dependent upon, among other things, general economic conditions, competitive conditions and certain other factors that are specific to our company and/or the markets in which we operate. These factors are set forth in detail under the heading "Risk Factors" in this prospectus and under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015. We encourage you to review carefully these risk factors and any other risk factors in our SEC filings that are incorporated herein by reference. Furthermore, this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those under the headings "Risk Factors" and "Special Note Regarding Forward-Looking Statements."

The Exchange Offer

        Below is a summary of the material terms of the exchange offer. We are offering to exchange the new notes for the old notes. The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes. For more information, see "The Exchange Offer," which contains a more detailed description of the terms and conditions of the exchange offer.

Background	On October 6, 2014, we completed a private placement of $800,000,000 aggregate principal amount of 5.750% Senior Notes due 2022 and $800,000,000 aggregate principal amount of 5.875% Senior Notes due 2024. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to complete this exchange offer for the old notes.
Old Notes	$800,000,000 unregistered 5.750% Senior Notes due 2022
$800,000,000 unregistered 5.875% Senior Notes due 2024
New Notes	New $800,000,000 5.750% Senior Notes due 2022
New $800,000,000 5.875% Senior Notes due 2024
The Exchange Offer

We are offering to issue registered new notes in exchange for a like principal amount and like denomination of our unregistered old notes of the same series. We are offering to issue these registered new notes to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the old notes when we sold the old notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your old notes for exchange by following the procedures described below and in the section entitled "The Exchange Offer" in this prospectus.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2015, which is business days after the exchange offer is commenced, unless we extend the exchange offer.
Procedures for Tendering

If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. To tender old notes, you must complete and sign a letter of transmittal accompanying this prospectus (the "Letter of Transmittal") in accordance with the instructions contained in it and forward it by mail, facsimile or hand delivery, together with any other documents required by the Letter of Transmittal, to the exchange agent, either with the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of old notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender old notes pursuant to the exchange offer. See "The Exchange Offer—Exchange offer

Procedures," "The Exchange Offer—Book-Entry Transfers" and "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal	You may withdraw any old notes that you tender for exchange at any time prior to the expiration of the exchange offer. See "The Exchange Offer—Withdrawal Rights."
Acceptance of Old Notes for Exchange; Issuance of New Notes

Subject to certain conditions, we intend to accept for exchange any and all old notes that are properly tendered in the exchange offer before the expiration time. If we decide for any reason not to accept any old notes you have tendered for exchange, those old notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. The new notes will be delivered promptly after the expiration time. See "The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. See "The Exchange Offer—Conditions to the Exchange Offer."

Consequences of Exchanging Old Notes

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

• acquire the new notes in the ordinary course of your business;
• are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes; and
• you are not an "affiliate," as defined in Rule 405 of the Securities Act of AECOM or any subsidiary guarantor.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See "The Exchange Offer—Consequences of Exchanging Old Notes" and "Plan of Distribution."
Consequences of Failure to Exchange Old Notes

All untendered old notes or old notes that are tendered but not accepted will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture under which the old notes were issued. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act. If you do not participate in the exchange offer, the liquidity of your old notes could be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange Old Notes."

Interest on Old Notes Exchanged in the Exchange Offer

On the record date for the first interest payment date for each series of new notes offered hereby following the consummation of the exchange offer, holders of such new notes will receive interest accruing from the issue date of the old notes or, if interest has been paid, the most recent date to which interest has been paid.

U.S. Federal Income Tax Consequences of the Exchange Offer

You will not realize gain or loss for U.S. federal income tax purposes as a result of your exchange of old notes for new notes to be issued in the exchange offer. For additional information, see "Certain United States Federal Income Tax Considerations." You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the new notes.

Exchange Agent

U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed in this prospectus. See "The Exchange Offer—Exchange Agent."

Use of Proceeds

We will not receive any proceeds from the issuance of new notes in the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of Proceeds" and "The Exchange Offer—Fees and Expenses."

The New Notes

        The terms of the new notes are substantially identical to those of the old notes, except that the new notes will be registered under the Securities Act and certain transfer restrictions and registration rights applicable to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes and will be governed by the same indenture. A brief description of the material terms of the new notes follows. For a more complete description, see "Description of the New Notes."

Issuer	AECOM
Notes Offered	New $800,000,000 5.750% Senior Notes due 2022
New $800,000,000 5.875% Senior Notes due 2024
Maturity	The new 2022 notes will mature on October 15, 2022.
The new 2024 notes will mature on October 15, 2024.
Interest Rates	The new 2022 notes will bear interest at a rate of 5.750% per annum.
The new 2024 notes will bear interest at a rate of 5.875% per annum.
Guarantees

The new notes will be guaranteed on a senior unsecured basis by our existing and future domestic restricted subsidiaries that guarantee certain material credit facilities. The guarantees of the new notes are referred to herein as the "new guarantees."

Ranking

The new notes and the new guarantees will be our and the guarantors' senior unsecured obligations and will be equal in right of payment with all of our and the guarantors' existing and future senior debt and senior to any of our and the guarantors' future subordinated debt. The new notes and the new guarantees will rank effectively junior to all of our and the guarantors' existing and future secured debt, to the extent of the value of the collateral securing such debt, including the obligations under our new credit agreement entered into on October 17, 2014 (as may be amended from time to time, the "Credit Agreement"). The new notes will also be structurally subordinated to all of the liabilities of our existing and future subsidiaries that do not guarantee the notes.

Optional Redemption

The new 2022 notes will be redeemable on or after October 15, 2017 at the redemption prices specified under "Description of the New Notes—Optional Redemption." Prior to October 15, 2017, we may redeem some or all of the new 2022 notes at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a "make whole" premium. Also, we may redeem up to 35% of the 2022 notes before October 15, 2017 with the net cash proceeds from certain equity offerings. Prior to July 15, 2024 (three months prior to the maturity date), we may redeem some or all of the new 2024 notes at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a "make whole" premium. In addition, on or after July 15, 2024 (three months prior to the maturity date), the new 2024 notes will be redeemable at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. See "Description of the New Notes—Optional Redemption."
Change of Control Offer

If we experience specific kinds of changes of control, we must offer to repurchase all of the new notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of the New Notes—Repurchase at the Option of Holders—Change of Control."

Asset Sales

If we or our restricted subsidiaries sell certain assets and do not repay certain debt or reinvest the proceeds of such sales within certain time periods, we must offer to repurchase a portion of the new notes as described under "Description of the New Notes—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:
• incur additional indebtedness;
• pay dividends, make other distributions or repurchase or redeem our capital stock;
• prepay, redeem or repurchase certain debt;
• make loans and investments;
• sell, transfer or otherwise dispose of assets;
• incur or permit to exist certain liens;
• enter into certain types of transactions with affiliates;
• enter into agreements restricting our subsidiaries' ability to pay dividends; and
• consolidate, amalgamate, merge or sell all or substantially all of our assets.
Form and Denominations

We will issue the new notes in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the new notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company ("DTC"). You will hold a beneficial interest in one or more of the new notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated new notes.

Trustee	U.S. Bank National Association

Consolidated Ratio of Earnings to Fixed Charges

        The following table contains our and our subsidiaries' consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended					Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2012	September 30, 2011	September 30, 2010	June 30, 2015	June 30, 2014
Consolidated ratio of earnings to fixed charges	4.1x	4.8x	1.0x	4.8x	6.7x	n/a(1)	3.9x

(1)
Earnings for the nine-months ended June 30, 2015 were inadequate to cover fixed charges primarily due to acquisition and integration expenses and the corresponding interest related to the acquisition of URS. The coverage deficiency was approximately $170 million.

        See "Consolidated Ratio of Earnings to Fixed Charges" for additional information regarding how the ratio was computed.

RISK FACTORS

        We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, which is incorporated by reference into this prospectus. Additional risks related the new notes are described in this prospectus. Before tendering old notes in the exchange offer, you should carefully consider the risk factors we describe in this prospectus and in any report incorporated by reference into this prospectus, including any Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any or all of these risk factors could have a material adverse effect on our business, financial condition, results of operations or liquidity. Furthermore, although we discuss key risks in the following risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to the New Notes

Our substantial leverage and significant debt service obligations could adversely affect our financial condition and our ability to fulfill our obligations and operate our business.

        We and our subsidiaries had approximately $4.8 billion of indebtedness (excluding intercompany indebtedness) outstanding as of June 30, 2015, of which $2.6 billion was secured obligations (exclusive of $411.8 million of outstanding undrawn letters of credit), and have an additional $976.1 million of availability under our Credit Agreement (after giving effect to outstanding letters of credit), all of which would be secured debt if drawn, effectively ranking senior to the new notes to the extent of the value of the collateral securing such indebtedness. Our financial performance could be adversely affected by our substantial leverage. We may also incur significant additional indebtedness in the future, subject to certain conditions.

        This high level of indebtedness could have important negative consequences to us, including, but not limited to:

  •
  we may have difficulty satisfying our obligations with respect to outstanding debt obligations;

  •
  we may have difficulty obtaining financing in the future for working capital, acquisitions, capital expenditures or other purposes;

  •
  we may need to use all, or a substantial portion, of our available excess cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities, including, but not limited to, working capital requirements, acquisitions, capital expenditures or other general corporate or business activities;

  •
  our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

  •
  our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general;

  •
  our substantial amount of debt and the amount we must pay to service our debt obligations could place us at a competitive disadvantage compared to our competitors that have less debt;

  •
  we may have increased borrowing costs;

  •
  our clients, surety providers or insurance carriers may react adversely to our significant debt level;

  •
  we may have insufficient funds, and our debt level may also restrict us from raising the funds necessary, to retire certain of our debt instruments tendered to us upon maturity of our debt or the occurrence of a change of control, which would constitute an event of default under certain of our debt instruments; and

  •
  our failure to comply with the financial and other restrictive covenants in our debt instruments, which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

        Our high level of indebtedness requires that we use a substantial portion of our cash flow from operations to pay principal of, and interest on, our indebtedness, which will reduce the availability of cash to fund working capital requirements, future acquisitions, capital expenditures or other general corporate or business activities.

        In addition, a substantial portion of our indebtedness bears interest at variable rates, including borrowings under our Credit Agreement. If market interest rates increase, debt service on our variable-rate debt will rise, which could adversely affect our cash flow, results of operations and financial position. Although we may employ hedging strategies such that a portion of the aggregate principal amount of our term loans carries a fixed rate of interest, any hedging arrangement put in place may not offer complete protection from this risk. Additionally, the remaining portion of borrowings under our Credit Agreement that is not hedged will be subject to changes in interest rates.

We may be unable to generate sufficient cash flow to service all of our indebtedness and meet our other ongoing liquidity needs, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may be unsuccessful.

        Our ability to make scheduled payments or to refinance our debt obligations and to fund our planned acquisitions, capital expenditures and other ongoing liquidity needs depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, legislative, legal, regulatory and other factors beyond our control. We cannot guarantee that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our existing debt instruments or otherwise in an amount sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may be unable to refinance any of our debt on commercially reasonable terms or at all and, even if successful, such refinancing may not allow us to meet our scheduled debt service obligations.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or acquisitions, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may be unsuccessful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The restrictive covenants included in certain of our debt instruments restrict our ability to use the proceeds from certain asset sales. We may be unable to consummate those asset sales to raise capital or sell assets at prices that we believe are fair, and the proceeds that we do receive may be inadequate to meet any debt service obligations when due.

The new notes and the new guarantees are unsecured and will be effectively subordinated to our and our guarantors' indebtedness under our Credit Agreement and any of our other secured indebtedness to the extent of the value of the property securing that indebtedness.

        The new notes and the related new guarantees are not secured by any of our or our subsidiaries' assets and therefore are effectively subordinated to the claims of our secured debt holders to the extent of the value of the assets securing such debt. If we become insolvent or are liquidated, or if payment under our Credit Agreement is accelerated, the lenders under our Credit Agreement will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our Credit Agreement). In addition, we and/or the guarantors may incur additional senior secured indebtedness, the holders of which will also be entitled to the remedies available to a secured lender.

Despite our current leverage, we and our subsidiaries may still be able to incur substantial additional debt. This could further exacerbate the risks that we and our subsidiaries face.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Our Credit Agreement and the indenture that governs the new notes contain restrictions on the incurrence of additional indebtedness, but these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions or following a waiver of these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the new notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up. If any such indebtedness is secured it would be effectively senior to the new notes and the guarantees of the new notes by the guarantors to the extent of the assets securing such debt. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new debt is added to our current debt levels, the related risks that we and our subsidiaries face could intensify.

The agreements governing our debt contain a number of restrictive covenants, which will limit our ability to finance future operations, acquisitions or capital needs or engage in other business activities that may be in our interest.

        Our Credit Agreement and the indenture governing the new notes contain a number of significant covenants that impose operating and other restrictions on us and our subsidiaries. Such restrictions affect or will affect, and in many respects limit or prohibit, among other things, our ability and the ability of certain of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  create liens;

  •
  pay dividends and make other distributions in respect of our equity securities;

  •
  redeem our equity securities;

  •
  distribute excess cash flow from foreign to domestic subsidiaries;

  •
  make certain investments or certain other restricted payments;

  •
  sell certain kinds of assets;

  •
  enter into certain types of transactions with affiliates; and

  •
  effect mergers or consolidations.

        In addition, our Credit Agreement also requires us to comply with an interest coverage ratio and consolidated leverage ratio. Our ability to comply with these ratios may be affected by events beyond our control.

        These restrictions could limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans and could adversely affect our ability to finance our operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.

        A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under all or certain of our debt instruments. If an event of default occurs, our creditors could elect to:

  •
  declare all borrowings outstanding, together with accrued and unpaid interest, to be immediately due and payable;

  •
  require us to apply all of our available cash to repay the borrowings; or

  •
  prevent us from making debt service payments on certain of our borrowings.

        If we were unable to repay or otherwise refinance these borrowings when due, the applicable creditors could sell the collateral securing certain of our debt instruments, which constitutes substantially all of our domestic and foreign, wholly owned subsidiaries' assets.

The new notes and the new guarantees are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

        The new notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries that do not guarantee the new notes. The indenture governing the new notes allows the non-guarantor subsidiaries to incur certain additional indebtedness in the future and does not limit the incurrence of liabilities that do not constitute indebtedness. Any right that the Company or the guarantors have to receive any assets of any non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of the new notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those non-guarantor subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. In the event of a bankruptcy, liquidation or dissolution of any of our non-guarantor subsidiaries, holders of their debt, including their trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by those subsidiaries, are generally entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our Credit Agreement are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. A 1.0% increase in such interest rates would increase total interest expense under our Credit Agreement for the nine months ended June 30, 2015 by $18.8 million, and a 0.125% decrease in such interest rates would decrease total interest expense under our Credit Agreement for the same period by $2.4 million, including the effect of our interest rate swaps. We may, from time to time, enter into additional interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk and could be subject to credit risk themselves.

Many of the covenants in the indenture governing the new notes will be suspended if the new notes are rated investment grade by both Moody's Investors Service, Inc. and Standard & Poor's Rating Services.

        Many of the covenants in the indenture governing the new notes will no longer apply to us during any time that the new notes are rated investment grade by both Moody's Investors Service, Inc. and Standard & Poor's Rating Services, provided that at such time no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the new notes will ever be rated investment grade, or that if they are rated investment grade, that the new notes will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force and any action taken while these covenants are suspended will not result in an event of default if these covenants are subsequently reinstated. See "Description of the New Notes—Covenant Suspension When Notes Rated Investment Grade."

Our Credit Agreement may prohibit us from making payments on the new notes.

        Our Credit Agreement may limit our ability to make payments on outstanding indebtedness other than regularly scheduled interest and principal payments as and when due. As a result, our Credit Agreement could prohibit us from making any payment on the new notes in the event that the new notes are accelerated or the holders thereof require us to repurchase the new notes upon the occurrence of a change of control. Any such failure to make payments on the new notes would cause us to default under the indenture, which in turn would likely be a default under our Credit Agreement and other outstanding and future indebtedness.

We may not be able to purchase the new notes upon a change of control, which would result in a default under the indenture governing the new notes and would materially adversely affect our business and financial condition.

        Upon a change of control, as defined under "Description of the New Notes—Change of Control," we are required to make an offer to purchase all of the new notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. Additionally, under our Credit Agreement, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under our Credit Agreement and terminate their commitments to lend. The source of funds for any purchase of the new notes and repayment of borrowings under our Credit Agreement would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new stockholders. We may not be able to repurchase the new notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. If we fail to repurchase the new notes in that circumstance, we will be in default under the indenture governing the new notes. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the new notes may be limited by law. In addition, certain corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the indenture even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the new notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of new notes to return payments received from guarantors.

        The new notes are guaranteed by our domestic subsidiaries that guarantee certain material credit facilities. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

An active trading market may not develop for the new notes.

        The new notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the new notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market for the new notes may not develop. If an active trading market does not develop, the market price and liquidity of the new notes may be adversely affected. In that case, you may not be able to sell your new notes at a particular time or at a favorable price. If a trading market were to develop, future trading prices of the new notes may be volatile and will depend on many factors, including:

  •
  the number of holders of new notes

  •
  our operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market for the new notes; and

  •
  prevailing interest rates.

        Even if an active trading market for the new notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your new notes. In addition, subsequent to their initial issuance, the new notes may trade at a discount, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

If a bankruptcy or reorganization case is commenced you may lose the benefit of a guarantee.

        A guarantee issued in the future in favor of the holders of new notes after the date of the indenture governing the new notes might be avoidable (as a preferential transfer or otherwise) by the guarantor (as debtor in possession) or by any trustee in bankruptcy if certain events or circumstances exist or occur, including if the guarantor is insolvent at the time of the issuance of the guarantee, the guarantee permits the holders of the new notes to receive a greater recovery in any Chapter 7 liquidation of the guarantor than if the guarantee had not been given, and a bankruptcy proceeding in respect of the guarantor is commenced within 90 days following the issuance, or, in certain circumstances, a longer period. Thus, in any bankruptcy proceedings commenced within 90 days of the issuance of the guarantee, a guarantee given with respect to previously existing indebtedness may be more likely to be avoided as a preference by the bankruptcy court than if delivered on the issue date. Accordingly, if we or any subsidiary guarantor were to file for bankruptcy protection after the issue date of the outstanding new notes and a guarantee had been issued less than 90 days before the commencement of such bankruptcy proceeding, such guarantee may be subject to challenge as a result of having been delivered after the issue date. To the extent that the guarantee is avoided as a preference, you would lose the benefit of the guarantee.

Risks Related to the Exchange Offer

Old notes that are not tendered in the exchange offer will continue to be subject to restrictions on transfer and you may have difficulty selling any old notes not exchanged.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes as described in the legend on the global notes representing the old notes. There are restrictions on transfer of your old notes because we issued the old notes under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the old notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from, or in a transaction not subject to, these requirements. We do not intend to register any old notes not tendered in the exchange offer and, upon consummation of the exchange offer, you will not be entitled to any rights to have your untendered old notes registered under the Securities Act. In addition, the trading market, if any, for the remaining old notes will be adversely affected depending on the extent to which old notes are tendered and accepted in the exchange offer.

Some holders may need to comply with the registration and prospectus delivery requirements of the Securities Act.

        In general, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be an underwriter and deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Any broker-dealer that (1) exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the new notes or (2) resells new notes that were received by it for its own account in the exchange offer may also be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You must comply with the exchange offer procedures to receive new notes.

        We will issue the new notes in exchange for your old notes only if you tender the old notes in compliance with the procedures set forth in "The Exchange Offer—Exchange Offer Procedures," including, delivering a properly completed and duly executed Letter of Transmittal or transmitting an "Agent's Message", and delivering other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial holder of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Consequences of Failure to Exchange Old Notes."

USE OF PROCEEDS

        We will not receive proceeds from the issuance of the new notes offered hereby. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table contains our and our subsidiaries' consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended					Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2012	September 30, 2011	September 30, 2010	June 30, 2015	June 30, 2014
Consolidated ratio of earnings to fixed charges	4.1x	4.8x	1.0x	4.8x	6.7x	n/a(1)	3.9x

(1)
Earnings for the nine-months ended June 30, 2015 were inadequate to cover fixed charges primarily due to acquisition and integration expenses and the corresponding interest related to the acquisition of URS. The coverage deficiency was approximately $170 million.

        The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, fixed charges consist of interest expense, capitalized interest and the portion of rental expense that is estimated by us to be representative of interest. Earnings consist of (i) the sum of income from operations, fixed charges, the amortization of capitalized interest and distributed income of equity investees, less (ii) the sum of capitalized interest and noncontrolling interest.

 THE EXCHANGE OFFER

General

        When we issued the old notes on October 6, 2014, we entered into a registration rights agreement among us, as issuer, certain of our subsidiaries, as guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers (the "Registration Rights Agreement"). Under the Registration Rights Agreement, we agreed to:

  •
  file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to the exchange offer, to exchange the old notes for the new notes;

  •
  use commercially reasonable efforts to consummate the exchange offer on or prior to November 2, 2015; and

  •
  keep the exchange offer open for at least 30 days.

        For each old note validly tendered pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such old note will receive in exchange a new note having a principal amount equal to that of the tendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old notes in exchange therefor or, if no interest has been paid on the old notes, from the date of the original issue of the old notes.

Shelf Registration

        If the exchange offer is not consummated, under certain circumstances and within specified time periods provided for in the Registration Rights Agreement, we are required to use commercially reasonable efforts to:

  •
  file a shelf registration statement (the "Shelf Registration Statement") covering resales of the old notes on or prior to November 2, 2015;

  •
  cause the Shelf Registration Statement to be declared effective on or prior to December 30, 2015; and

  •
  keep the Shelf Registration Statement effective for at least two years following the effective date of the Shelf Registration Statement, or such shorter period as will terminate at such time as the old notes have been sold pursuant to the Shelf Registration Statement.

Additional Interest on Old Notes

        Subject to certain limitations, we will be required to pay the holders of the old notes additional interest (as determined in accordance with the terms of the Registration Rights Agreement) on the old notes if:

  •
  we fail to file any Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing;

  •
  any such Shelf Registration Statement is not declared effective by the SEC (or become effective automatically) on or prior to the date specified for such effectiveness;

  •
  any such Shelf Registration Statement is declared effective but thereafter ceases to be effective during specified time periods; or

  •
  the exchange offer is not consummated on or prior to November 2, 2015.

        This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the complete text of the

Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

        This prospectus and the accompanying Letter of Transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange old notes that are properly tendered and not withdrawn on or before the expiration of the exchange offer. We have agreed to use commercially reasonable efforts to keep the exchange offer open for at least 30 days from the date notice of the exchange offer is mailed to the holders of old notes. The exchange offer will expire at 5:00 p.m., New York City time, on        , 2015, or such later date and time to which we, in our sole discretion, extend the exchange offer (such time and date, as the same may be extended from time to time, the "Expiration Time").

        The form and terms of the new notes being issued in the exchange offer are substantially identical as the form and terms of the old notes, except that the new notes being issued in the exchange offer:

  •
  will have been registered under the Securities Act;

  •
  will not bear the restrictive legends restricting their transfer under the Securities Act that are contained in the old notes; and

  •
  will not contain the registration rights and additional interest provisions that apply to the old notes.

        We expressly reserve the right, in our sole discretion:

  •
  to extend the expiration date;

  •
  to delay accepting any old notes;

  •
  to terminate the exchange offer and not accept any old notes for exchange if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied; and

  •
  to amend the exchange offer in any manner.

        We will give oral or written notice of any extension, delay, termination, non-acceptance or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

Exchange Offer Procedures

        When the holder of old notes tenders and we accept old notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying Letter of Transmittal. Except as set forth below, a holder of old notes who wishes to tender old notes for exchange must, on or prior to the Expiration Time:

  •
  transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth under the heading "—The Exchange Agent" below; or

  •
  if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an Agent's Message (as defined below) to the exchange agent at the address set forth under the heading "—The Exchange Agent" below.

        In addition, either:

  •
  the exchange agent must receive the certificates for the old notes and the Letter of Transmittal;

  •
  the exchange agent must receive, prior to the Expiration Time, a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at DTC, along with the Letter of Transmittal or an Agent's Message; or

  •
  the holder must comply with the guaranteed delivery procedures described under the heading "—Guaranteed Delivery Procedures" below.

        The term "Agent's Message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, referred to as a "Book-Entry Confirmation," which states that DTC has received an express acknowledgment from the tendering participant that such participant agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such participant.

        The method of delivery of the old notes, the Letters of Transmittal and all other required documents is at the election and risk of the holder, but the delivery will be deemed made only when actually received or confirmed by the exchange agent. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent prior to the Expiration Time. No Letters of Transmittal or old notes should be sent directly to us.

        Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal; or

  •
  for the account of an Eligible Institution (as defined below).

An "Eligible Institution" is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

        If signatures on a Letter of Transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an Eligible Institution. If old notes are registered in the name of a person other than the signer of the Letter of Transmittal, the old notes surrendered for exchange must be endorsed, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed, by the registered holder with the holder's signature guaranteed by an Eligible Institution.

        We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

  •
  reject any and all tenders of any old note improperly tendered;

  •
  refuse to accept any old note if, in our judgment or the judgment of our counsel, acceptance of the old note may be deemed unlawful; and

  •
  waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the Expiration Time, including the right to waive the ineligibility of any class of holder who seeks to tender old notes in the exchange offer.

        Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the Expiration Time, including the Letter of Transmittal and the instructions related thereto, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any such persons incur any liability for failure to give such notification.

        If a person or persons other than the registered holder or holders of the old notes tendered for exchange signs the Letter of Transmittal, the tendered old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the Letter of Transmittal or any old notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

        By tendering old notes, each holder will represent to us that, among other things, the person acquiring new notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If any holder or any such other person is an "affiliate" of ours or any subsidiary guarantor as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes, such holder or any such other person:

  •
  may not rely on the positions of the staff of the SEC enunciated in the series of interpretive no-action letters with respect to exchange offers discussed below under "—Consequences of Exchanging Old Notes;" and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Time, all old notes properly tendered and will issue new notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" below for a discussion of the conditions that must be satisfied before we accept any old notes for exchange.

        For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old notes exchanged therefor. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the issue date of the old notes or, if interest has been paid, the most recent date to which interest has been paid on the corresponding series of old notes. Old notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer and holders whose old notes are exchanged for the corresponding series of new notes will not receive a payment in respect of interest accrued but unpaid on such old notes from the most recent interest payment date up to but excluding the settlement date. Under the Registration Rights Agreement, we may be required to make additional payments in the form of additional interest to the holders of the old notes under circumstances relating to the timing of the exchange offer, as discussed under "—Additional Interest on Old Notes" above.

        In all cases, we will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

  •
  certificates for such old notes or a timely Book-Entry Confirmation of such old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed Letter of Transmittal or an Agent's Message; and

  •
  all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged old notes without cost to the tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged old notes will be credited to an account maintained with DTC. We will return the old notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

        The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system must make book-entry delivery of old notes denominated in dollars by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the Expiration Time or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an Agent's Message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such participant. Notwithstanding the foregoing, the Letter of Transmittal or facsimile thereof or an Agent's Message, with any required signature guarantees and any other required documents, must:

  •
  be transmitted to and received by the exchange agent at the address set forth below under the heading "—The Exchange Agent" on or prior to the Expiration Time; or

  •
  comply with the guaranteed delivery procedures described immediately below.

Guaranteed Delivery Procedures

        If a holder of old notes desires to tender such notes and the holder's old notes are not immediately available, or time will not permit such holder's old notes or other required documents to reach the exchange agent before the Expiration Time, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the holder tenders the old notes by or through an Eligible Institution;

  •
  prior to the Expiration Time, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the old notes being tendered and the principal amount of the old notes being tendered. The notice of guaranteed delivery will state that the tender is being made thereby and guarantee that within three business days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent's Message with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the exchange agent; and

  •
  the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent's Message with any required signature guarantees and any other documents required by the Letter of Transmittal, within three business days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw tenders of your old notes at any time prior to the Expiration Time. For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth under the heading "—The Exchange Agent" below. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the principal amount of such old notes; and

  •
  where certificates for old notes are transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices and our determination will be final and binding on all parties. Any tendered old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those old notes without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, the old notes withdrawn will be credited to an account maintained with DTC for the old notes. The old notes will be returned or credited to this account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under the heading "—Exchange Offer Procedures" at any time on or prior to the Expiration Time.

Conditions to the Exchange Offer

        We are not required to accept for exchange, or to issue new notes in the exchange offer for, any old notes. We may terminate or amend the exchange offer at any time before the acceptance of old notes for exchange if:

  •
  the exchange offer would violate any applicable federal law, statute, rule or regulation or any applicable interpretation of the staff of the SEC;

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

  •
  any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the indenture governing the new notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

  •
  any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable new notes in the exchange offer;

  •
  there is any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

  •
  there is any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

  •
  we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the new notes to be issued in the exchange offer.

        The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

The Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

To: U.S. Bank National Association
 By Mail or In Person:
U.S. Bank National Association
Attention: Specialized Finance—Mike Tate
111 Filmore Avenue
St. Paul, MN 55107-1402

By Email or Facsimile Transmission (for Eligible Institutions Only):
Email: cts.specfinance@usbank.com
Fax: (651) 466-7367

For Information and to Confirm by Telephone:
(800) 934-6802

        DELIVERY OF THE LETTER OF TRANSMITTAL, A NOTICE OF GUARANTEED DELIVERY OR A NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL, A NOTICE OF GUARANTEED DELIVERY OR A NOTICE OF WITHDRAWAL.

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred by us in connection with the exchange offer, including:

  •
  the SEC registration fee;

  •
  fees and expenses of the exchange agent and the trustee;

  •
  accounting and legal fees;

  •
  printing fees; and

  •
  other related fees and expenses.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than on the exchange of old notes in connection with the exchange offer, then the tendering holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the Letter of Transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Old Notes

        Holders who desire to tender their old notes in exchange for new notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

        Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the applicable indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the offering memorandum dated September 17, 2014, relating to the old notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws following the expiration of the exchange offer.

        Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances.

        Holders of the new notes and any old notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture.

Consequences of Exchanging Old Notes

        Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of those new notes, other than by any holder that is an "affiliate" of ours or any subsidiary guarantor within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred by such affiliate without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  the new notes issued in the exchange offer are acquired in the ordinary course of the holder's business; and

  •
  neither the holder, other than a broker-dealer, nor, to the actual knowledge of such holder, any other person receiving new notes from the holder, has any arrangement or understanding with any person to participate in the distribution of the new notes issued in the exchange offer.

        However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer as in such other circumstances. If our interpretation of the above-mentioned no-action letters is incorrect, holders may be held liable for any offers, resales or transfers of new notes that are in violation of the Securities Act and neither we nor the exchange agent will indemnify any holder for any such liabilities.

        Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

  •
  it is not an "affiliate," as defined under Rule 405 of the Securities Act, of ours or any subsidiary guarantor;

  •
  it is not engaged in, and does not intend to engage in, a distribution of the new notes and has no arrangement or understanding to participate in a distribution of new notes;

  •
  it is acquiring the new notes issued in the exchange offer in the ordinary course of its business; and

  •
  it is not acting on behalf of a person who could not make the three preceding representations.

        Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that:

  •
  such old notes were acquired by such broker-dealer as a result of market-making or other trading activities (and not directly from us); and

  •
  it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, and such broker-dealer will comply with the applicable provisions of the Securities Act with respect to resale of any new notes.

        Furthermore, any broker-dealer that acquired any of its old notes directly from us:

  •
  may not rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

        In addition, to comply with state securities laws of certain jurisdictions, the new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in the Registration Rights Agreement that (i) we will use commercially reasonable efforts to make all necessary filings in connection with the registration and qualification of the new notes under state securities or blue sky laws as necessary to permit the consummation of the exchange offer and (ii) if applicable, prior to any public offering of old notes pursuant to the Shelf Registration Statement, we will cooperate with the selling holders of old notes and their counsel in connection with the registration and qualification of such old notes entitled to registration rights, under the securities or Blue Sky laws of such jurisdictions as the selling holders of old notes may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the old notes covered by the Shelf Registration Statement; provided, however, that, in either case, we are not required to register or qualify as a foreign corporation or a dealer in securities where we are not so qualified or to take any action that would subject us to the service of process in suits or to taxation, in any jurisdiction where we are not so subject.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange offer. Accordingly, we will not recognize any gain or loss for accounting purposes.

 DESCRIPTION OF THE NEW NOTES

General

        The term "new 2022 notes" refers to AECOM's $800,000,000 5.750% Senior Notes due 2022 that have been registered under the Securities Act. The term "new 2024 notes" refers to AECOM's $800,000,000 5.875% Senior Notes due 2024 that have been registered under the Securities Act. The term "new notes" refers collectively to the new 2022 notes and the new 2024 notes. The term "old notes" refers collectively to AECOM's outstanding unregistered $800,000,000 5.750% Senior Notes due 2022, which we refer to as the "old 2022 notes," and AECOM's outstanding unregistered $800,000,000 5.875% Senior Notes due 2024, which we refer to as the "old 2024 notes." The term "2022 notes" refers collectively to the new 2022 notes and the old 2022 notes, and the term "2024 notes" refers collectively to the new 2024 notes and the old 2024 notes. We refer to the new notes and the old notes (to the extent not exchanged for new notes) in this section as the "Notes."

        The terms of the old notes are identical in all material respects to those of the new notes, except that: (1) the old notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); and (2) the new notes will not provide for any additional interest as a result of our failure to fulfill certain registration obligations.

        The Company issued the old notes and will issue the new notes pursuant to the indenture dated as of October 6, 2014, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (as amended, modified or supplemented, the "Indenture").The terms of each series of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). You should refer to the Indenture and the Trust Indenture Act for a complete statement of the terms applicable to the Notes.

        The following is a summary of material provisions of the Indenture. The following summary of the terms of the Notes and the Indenture is not complete and is subject to, and is qualified by reference to, the Notes and the Indenture, including the definitions therein of certain capitalized terms used but not defined in this description of the new notes. We urge you to read the entire Indenture because these documents, and not this description, define your rights as holders of the new notes, including certain definitions used in this section.

        For purposes of this section, the term "Company" refers only to AECOM and not to any of its subsidiaries. Certain of the Company's subsidiaries guarantee the new notes and will be subject to many of the provisions described in this section. Each subsidiary that guarantees the new notes is referred to in this section as a "Subsidiary Guarantor." Each such guarantee is referred to as a "Subsidiary Guarantee."

Overview of the Notes and the Subsidiary Guarantees

        The old notes are and the new notes will be:

  •
  senior unsecured obligations of the Company;

  •
  equal in right of payment with all of the Company's existing and future senior Indebtedness;

  •
  senior in right of payment to all of the Company's future Indebtedness that is subordinated in right of payment to the Notes;

  •
  effectively subordinated to all Secured Indebtedness of the Company and its Subsidiaries, including Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness;

  •
  structurally subordinated to all liabilities, including Preferred Stock, of each Subsidiary of the Company that is not a Subsidiary Guarantor; and

  •
  guaranteed on a general senior unsecured basis by the Subsidiary Guarantors.

The Subsidiary Guarantors

        The old notes are and the new notes will be guaranteed by each Domestic Restricted Subsidiary of the Company that from time to time is a borrower under or guarantees Indebtedness of the Company under any Material Credit Facility. The Subsidiary Guarantee of each Subsidiary Guarantor with respect to old notes, are, and with respect to new notes, will be:

  •
  a senior unsecured obligation of such Subsidiary Guarantor;

  •
  equal in right of payment with all of such Subsidiary Guarantor's existing and future senior Indebtedness;

  •
  senior in right of payment to all of such Subsidiary Guarantor's future Indebtedness that is subordinated in right of payment to such Subsidiary Guarantee; and

  •
  effectively subordinated to all Secured Indebtedness of such Subsidiary Guarantor and its Subsidiaries, including their guarantees of Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.

Principal, Maturity and Interest

        The Company may issue additional 2022 notes (the "Additional 2022 Notes") and additional 2024 notes (the "Additional 2024 Notes" and, together with the Additional 2022 Notes, the "Additional Notes") from time to time after this offering. Any offering of Additional Notes is subject to the restrictions described under the caption "—Certain Covenants—Limitation on Indebtedness" below. Additional Notes of each series that are not fungible with other Notes of such series for federal income tax purposes may trade under a separate CUSIP and may be treated as a separate class for purposes of transfers and exchanges. Nevertheless, the Notes of each series and any Additional Notes of such series subsequently issued under the Indenture would be treated as a single class of Notes for such series for all other purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue new notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new 2022 notes will mature on October 15, 2022 and the new 2024 notes will mature on October 15, 2024.

        Each new 2022 note will bear interest at a rate of 5.750% per annum and each new 2024 note will bear interest at a rate of 5.875% per annum. We will pay interest semi-annually to Holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year. We will pay interest on overdue principal at 1% per annum in excess of the interest rate, and we will pay interest on overdue installments of interest at this higher rate to the extent lawful.

        Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Paying Agent and Registrar

        We will pay the principal of, premium, if any, and interest on each series of the Notes at any office of ours or any agency designated by us. We have initially designated the corporate trust office of the trustee to act as the agent of the Company in these matters. The location of the corporate trust office is 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, Attn: B. Scarbrough (AECOM Senior Notes due 2022 and 2024). We reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

Transfer and Exchange

        A Holder of outstanding Notes of each series will be able to transfer or exchange Notes of such series. Upon any transfer or exchange, the registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any outstanding note selected for redemption or purchase or to transfer or exchange any outstanding note for a period of 15 days prior to the mailing of a notice of redemption or purchase of Notes of such series to be redeemed or purchased or within 15 days of an interest payment date. The Notes of such series will be issued in registered form and the Holder will be treated as the owner of such note for all purposes.

Form, Denomination and Registration

        The old notes are and the new notes will be transferable and exchangeable at the office of the Registrar or any co-registrar and are or will be, as applicable, issued in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges.

Optional Redemption

2022 Notes

        Except as set forth in the following paragraphs, we may not redeem the 2022 notes prior to October 15, 2017. At any time and from time to time on or after October 15, 2017, we may redeem the 2022 notes, in whole or in part, at once or over time, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices, expressed as percentages of principal amount, plus accrued and unpaid interest thereon to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Year	Redemption Price
2017	104.313%
2018	102.875%
2019	101.438%
2020 and thereafter	100.000%

        In addition, at any time and from time to time prior to October 15, 2017, we may redeem, on one or more occasions, up to a maximum of 35% of the original aggregate principal amount of the 2022 notes, calculated after giving effect to any issuance of Additional 2022 Notes, with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to 105.750% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date; provided, however, that after giving effect to any such redemption:

          (1)   at least 65% of the original aggregate principal amount of the 2022 notes, calculated after giving effect to any issuance of Additional 2022 Notes, remains outstanding immediately after such redemption; and

          (2)   any such redemption by the Company must be made within 90 days of such Qualified Equity Offering and must be made in accordance with the procedures set forth in the Indenture.

        At any time and from time to time prior to October 15, 2017, the Company may redeem on one or more occasions all or part of the 2022 notes upon not less than 30 nor more than 60 days' prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption.

        The Company will have the right to redeem the 2022 notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, following the consummation of a Change of Control if at least 90% of the 2022 notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

        Any notice of redemption in connection with any Qualified Equity Offering or other securities offering or any other financing, or in connection with a transaction (or series of related transactions) that constitute a Change of Control, may, at the Company's discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including completion of the related Qualified Equity Offering, securities offering, financing or Change of Control.

2024 Notes

        We may not redeem the 2024 notes except pursuant to this paragraph and the following paragraph. At any time and from time to time prior to July 15, 2024 (three months prior to the maturity date), the Company may redeem on one or more occasions all or part of the 2024 notes upon not less than 30 nor more than 60 days' prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption. In addition, on or after July 15, 2024 (three months prior to the maturity date), the 2024 notes may be redeemed by us upon not less than 30 nor more than 60 days' prior notice at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.

        The Company will have the right to redeem the 2024 notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, following the consummation of a Change of Control if at least 90% of the 2024 notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

        Any notice of redemption in connection with any securities offering or any other financing, or in connection with a transaction (or series of related transactions) that constitute a Change of Control, may, at the Company's discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including completion of the related securities offering, financing or Change of Control.

Selection

        If we redeem less than all of the Notes of either series, the trustee or applicable depositary will select the Notes of such series to be redeemed on a pro rata basis, by lot or by such other method as is required by or in accordance with the procedures of the applicable depositary, although no note of $2,000 in original principal amount or less may be redeemed in part. If we redeem any note in part only, the notice of redemption relating to that note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the Holder upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on Notes of such series or portions thereof called for redemption so long as we have deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes of such series to be redeemed.

Ranking

        The old notes are and the new notes will be senior unsecured obligations of the Company; equal in right of payment with all of the Company's existing and future senior Indebtedness and senior in right of payment to all of the Company's existing and future Indebtedness that is subordinated in right of payment to the Notes. The Notes will also be effectively subordinated to all Secured Indebtedness of the Company and its Subsidiaries, including Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.

        The Subsidiary Guarantees with respect to the old notes are and with respect to the new notes will be the senior unsecured obligations of each Subsidiary Guarantor equal in right of payment with all of such Subsidiary Guarantor's existing and future senior Indebtedness and senior in right of payment to all of such Subsidiary Guarantor's future Indebtedness that is subordinated in right of payment to such Subsidiary Guarantee. The Subsidiary Guarantees will also be effectively subordinated to all Secured Indebtedness of the applicable Subsidiary Guarantor and its Subsidiaries, including their guarantees of Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness.

        To the extent a Subsidiary is not a Subsidiary Guarantor, creditors of the Subsidiary, including trade creditors, and preferred stockholders, if any, of the Subsidiary generally will have priority with respect to the assets and earnings of the Subsidiary over the claims of creditors of the Company, including Holders. The Notes of each series, therefore, will be structurally subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company that are not Subsidiary Guarantors.

        We and our subsidiaries had approximately $4.8 billion of indebtedness (excluding intercompany indebtedness) outstanding as of June 30, 2015, of which $2.6 billion was secured (exclusive of $411.8 million of outstanding undrawn letters of credit), and had an additional $976.1 million of availability under our Credit Agreement (after giving effect to outstanding letters of credit), all of which would be secured debt if drawn, effectively ranking senior to the new notes to the extent of the value of the collateral securing such indebtedness. See "Risk Factors—Risks Relating to the New Notes—Our substantial leverage and significant debt service obligations could adversely affect our financial condition and our ability to fulfill our obligations and operate our business."

        Although the Indenture limits the Incurrence of Indebtedness by the Company and the Restricted Subsidiaries (including the issuance of Preferred Stock by the Restricted Subsidiaries), this limitation is subject to a number of significant qualifications. The Company and its Subsidiaries may be able to Incur substantial amounts of Indebtedness in certain circumstances. See "—Certain Covenants—Limitation on Indebtedness" below.

Subsidiary Guarantees

        The new notes will be guaranteed by each Domestic Restricted Subsidiary of the Company that, from time to time, is a borrower under or guarantees Indebtedness of the Company under any Material Credit Facility. The Guarantors will jointly and severally irrevocably and unconditionally Guarantee as primary obligors and not merely as sureties, on an unsecured senior basis, the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture, including obligations to the trustee, and the new notes, whether for payment of principal of, or premium or interest on the new notes, expenses, indemnification or otherwise (all such obligations Guaranteed by such Subsidiary Guarantors being herein called the "Guaranteed Obligations"). Each Subsidiary Guarantee with respect to old notes is and with respect to new notes will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to that Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. In a Florida bankruptcy case, subsidiary guarantees containing this kind of provision were found to be fraudulent conveyances and thus unenforceable and the court stated that this kind of limitation is ineffective. See "Risk Factors—Risks Relating to the New Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors." The Company will cause each future Domestic Restricted Subsidiary that, from time to time, is a borrower under or guarantees Indebtedness of the Company under any Material Credit Facility to execute and deliver to the trustee a supplemental indenture pursuant to which the Subsidiary will Guarantee payment of the Notes. See "—Certain Covenants—Future Subsidiary Guarantors" below.

        Each Subsidiary Guarantee is a continuing guarantee and shall, except as set forth in the four immediately succeeding paragraphs, (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Subsidiary Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the trustee, the Holders and their successors, transferees and assigns.

        In the event the Capital Stock of a Subsidiary Guarantor is sold or all of the assets of a Subsidiary Guarantor are sold (including by way of merger, consolidation or otherwise) by the Company or a Restricted Subsidiary and the sale complies with the provisions described under the caption "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" below, if as a result of such sale, such Subsidiary Guarantor ceases to be a Restricted Subsidiary, such Subsidiary Guarantor shall be released from its Subsidiary Guarantee at the time of such sale (it being understood that only such portion of the Net Cash Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be so applied before such release).

        Upon the designation of any Subsidiary Guarantor to be an Unrestricted Subsidiary in compliance with the definition of "Unrestricted Subsidiary," such Subsidiary Guarantor will be released from its Subsidiary Guarantee.

        Upon legal defeasance or satisfaction and discharge of the new notes in compliance with the provisions of the Indenture described under the caption "—Defeasance" or "—Satisfaction and Discharge" below, as applicable, the Subsidiary Guarantors shall be released from their Subsidiary Guarantees.

        If any Subsidiary Guarantor shall have been released from its guarantees of Indebtedness of the Company under all Material Credit Facilities, such Subsidiary Guarantor shall be released from its Subsidiary Guarantee.

Change of Control

        Upon the occurrence of any Change of Control (as defined below), each Holder will have the right to require the Company to purchase all or any part of such Holder's Notes of either series at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of such series of Notes of record on the relevant record date to receive interest due on the relevant interest payment date; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes of either series pursuant to this section in the event that it has exercised its right to redeem all the Notes of such series under the terms of the section titled "Optional Redemption." A "Change of Control" means any event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis.

        Within 45 days following any Change of Control, the Company shall mail, or cause to be mailed, or, in the case of global notes, send in accordance with the applicable procedures of the depositary, a notice to each Holder of such series with a copy to the trustee (the "Change of Control Offer") stating:

          (1)   that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Notes of each series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of such series of Notes of record on the relevant record date to receive interest on the relevant interest payment date);

          (2)   the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

          (3)   the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes of either series purchased.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes of either series validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the consummation of the Change of Control, if a definitive agreement to effect a Change of Control is in place at the time of the Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes of either series pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company will decide to do so in the future.

        Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are described under the caption "—Certain Covenants—Limitation on Indebtedness" below Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding. Except for the limitations contained in that covenant and as described under the caption "—Merger and Consolidation" below, however, the Indenture will not contain any covenants or provisions that may afford Holders of such series protection in the event of a highly leveraged transaction.

        The occurrence of a Change of Control would constitute a default under the Credit Agreement. In addition, future Indebtedness of the Company could contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the Notes of either series could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a purchase may be limited by the Company's then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Credit Agreement may prohibit, subject to limited exceptions, the Company's prepayment of Notes of either series prior to their scheduled maturity. If the Company is not able to prepay Indebtedness outstanding under the Credit Agreement and any other Indebtedness containing similar restrictions or obtain requisite consents, the Company will not be able to fulfill its repurchase obligations upon holders of Notes exercising their purchase rights following a Change of Control, and such failure will result in a default under the Indenture and, in turn, constitute a default under the Credit Agreement. Furthermore, the Change of Control provisions may in some circumstances make more difficult or discourage a takeover of the Company and the removal of incumbent management.

Covenant Suspension When New Notes Rated Investment Grade

        If on any date (the "Suspension Date"):

          (1)   the Notes of either series are rated Baa3 or better by Moody's and BBB– or better by S&P (or, if either such entity ceases to rate the Notes of such series for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency); and

          (2)   no Default or Event of Default shall have occurred and be continuing (the occurrence of the events described in the foregoing clause (1) and this clause (2) being collectively referred to as a "Covenant Suspension Event"), then, beginning on that day and subject to the provisions of the following paragraph, the covenants under the Indenture described under the following captions will be suspended with respect to such series (such suspended covenants, collectively, the "Suspended Covenants"):

            (a)   "—Certain Covenants—Limitation on Indebtedness";

            (b)   "—Certain Covenants—Limitation on Restricted Payments";

            (c)   "—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries";

            (d)   "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock";

            (e)   "—Certain Covenants—Limitation on Transactions with Affiliates"; and

            (f)    clause (3) of the first paragraph under the caption "—Merger and Consolidation" below.

        Upon the occurrence of a Covenant Suspension Event with respect to such series, the amount of Net Available Cash that has not been applied as provided under the caption "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" below shall be set at zero and shall remain at zero during the Suspension Period (as defined below). During the period of time commencing on and after the Suspension Date and ending prior to the Reversion Date (as defined below) (such period, the "Suspension Period"), neither the Company's Board of Directors nor any Officer may designate any of the Company's Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of "Unrestricted Subsidiary."

        Notwithstanding the foregoing, if on any date (the "Reversion Date") subsequent to any Suspension Date, the rating on the Notes of such series assigned by either such rating agency should subsequently decline to below Baa3 for Moody's or BBB– for S&P, the Suspended Covenants will be reinstituted as of and from the Reversion Date. On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified with respect to such series as having been outstanding on the Effective Date, so that it is classified as permitted under clause (b)(3)(B) under the caption "—Certain Covenants—Limitation on Indebtedness" below. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the reinstated restrictions described under the caption "—Certain Covenants—Limitation on Restricted Payments" below will be made as if the restrictions described under the caption "—Certain Covenants—Limitation on Restricted Payments" below had been in effect since the date of the Indenture. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments described under the first paragraph under the caption "—Certain Covenants—Limitation on Restricted Payments" below. In addition, for purposes of the reinstatement of the restrictions described under the caption "—Certain Covenants—Limitation on Transactions with Affiliates" below with respect to such series, all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been existing as of the Effective Date. Also, any encumbrance or restriction of the type described under the caption "—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries" below with respect to such series incurred during the Suspension Period will be deemed to have been in effect on the Effective Date. Notwithstanding the reinstatement of the Suspended Covenants, no Default or Event of Default with respect to such series will be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or thereafter based solely on events that occurred during the Suspension Period). We cannot assure you that the Notes of either series will ever achieve an investment grade rating or that any such rating will be maintained.

        We will notify in writing the trustee and the Holders upon the occurrence of the Suspension Date and the Reversion Date. The Trustee shall have no duty to monitor or notify the Holders of the occurrence of the Suspension Date or the Reversion Date.

Certain Covenants

        The Indenture contains covenants, including, among others, the following:

Limitation on Indebtedness

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and to the application of the net proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0:1.0.

        (b)   Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (1)   Indebtedness under Credit Facilities in an aggregate principal amount not to exceed $5,300 million less the aggregate amount of all Net Available Cash from Asset Dispositions applied by the Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness as described under the caption "—Limitation on Sales of Assets and Subsidiary Stock" below;

          (2)   Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted

  Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (2);

          (3)   Indebtedness (A) represented by the Notes of each series (not including any Additional Notes of such series) and the Subsidiary Guarantees (and any exchange Notes of each series and Guarantees thereof) or (B) outstanding on the Effective Date (other than the Indebtedness described in clause (1) or (2) above) after giving effect to the use of proceeds from the old notes of each series and the other transactions consummated in connection with the issuance thereof;

          (4)   the Incurrence by the Company or any Restricted Subsidiary of the Company of Refinancing Indebtedness in exchange for, or the net proceeds of which are used to Refinance Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the paragraph (a) of this section "—Limitation on Indebtedness" or clause (3) (including the exchange Notes and any Guarantees thereof), (4), (8), or (10) of this paragraph (b);

          (5)   obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates;

          (6)   Indebtedness consisting of Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary otherwise permitted under this covenant;

          (7)   Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (8)   Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in clause (5) of the definition of "Permitted Liens"; provided, however, that the aggregate amount of all such Indebtedness outstanding as of the date of any such incurrence shall not exceed the greater of (A) $300,000,000 and (B) 7.5% of Consolidated Net Worth as of the last day of the most recent fiscal year;

          (9)   Indebtedness in the nature of Qualified Receivables Transactions and/or factoring arrangements entered into on customary terms, including limited recourse of the obligee thereof to the relevant Receivables Subsidiary and the receivables being securitized and/or factored (and customary replacements or substitutions thereof), in an aggregate amount not to exceed $400,000,000 at any time outstanding;

          (10) Indebtedness of any Person that becomes a Restricted Subsidiary of the Company or related to any asset acquired after the Effective Date pursuant to an acquisition permitted hereunder and any Refinancing Indebtedness thereof; provided that, (A) such Indebtedness was not incurred in anticipation of such acquisition, (B) neither the Company nor any Restricted Subsidiary (other than the acquired Restricted Subsidiaries) is an obligor with respect to such Indebtedness and (C) such Indebtedness is either unsecured or secured solely by Liens on assets of the acquired Restricted Subsidiary, or on the acquired assets, and, in each case, proceeds thereof, permitted by, and within the limitations set forth in clause (6) of the definition of "Permitted Liens";

          (11) Indebtedness of a foreign Restricted Subsidiary in an aggregate principal amount outstanding as of the date of any such incurrence not to exceed the greater of (A) $300,000,000 and (B) 7.5% of Consolidated Net Worth as of the last day of the most recent fiscal year;

          (12) obligations (including in respect of letters of credit, bank guarantees, bankers' acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business) in respect of bids, tenders, trade contracts, governmental contracts and leases, construction contracts, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and either (A) consistent with past practices, (B) reasonably necessary for the operation of the business of the Company and its Restricted Subsidiaries as determined by the Company or such Restricted Subsidiary in good faith or (C) not in connection with the borrowing of money;

          (13) Indebtedness of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects or investments of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital);

          (14) vendor financing in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

          (15) Indebtedness relating to insurance premium financings incurred in the ordinary course of business;

          (16) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary or any business, assets or Capital Stock of any Person;

          (17) Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in each case in accordance with the requirements of the Indenture; and

          (18) other Indebtedness in an aggregate principal amount outstanding as of the date of any such incurrence not to exceed the greater of (A) $250,000,000 and (B) 6.25% of Consolidated Net Worth as of the last day of the most recent fiscal year.

        (c)   Notwithstanding any other provision of this section "—Limitation on Indebtedness," the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding amount of any particular Indebtedness Incurred pursuant to this covenant:

          (1)   Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Effective Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above in this section "—Limitation on Indebtedness,"

          (2)   Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness,

          (3)   in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify (and, except as provided in clause (1) of this paragraph (c), may later reclassify) such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

          (4)   Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the calculation of such particular amount.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

        The Company will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any other Indebtedness unless such Indebtedness is expressly subordinated in right of payment to the Notes of each series to the same extent. No Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any other Indebtedness of such Subsidiary Guarantor unless such Indebtedness is expressly subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness of the Company or any Subsidiary Guarantor or by virtue of the fact that the holders of any Secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Liens

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary, except Permitted Liens, without making effective provision whereby any and all Notes and Subsidiary Guarantees then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all Indebtedness thereby secured for so long as any such Indebtedness shall be so secured.

        Any Lien created for the benefit of Holders pursuant to the preceding paragraph may provide by its terms that any such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such other Indebtedness.

Limitation on Restricted Payments

        (a)   The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (1)   declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis more favorable to the Company and its Restricted Subsidiaries than pro rata),

          (2)   purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary,

          (3)   purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of (A) Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date thereof), or (B) to the extent constituting Subordinated Obligations, Indebtedness permitted under clause (b)(2) under the caption "—Limitation on Indebtedness" above, or

          (4)   make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, other acquisition or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (A)  a Default shall have occurred and be continuing (or would result therefrom);

            (B)  the Company could not Incur at least $1.00 of additional Indebtedness under the paragraph (a) of the covenant described under the caption "—Limitation on Indebtedness" above; or

            (C)  the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company, whose determination will be conclusive) declared or made subsequent to the Effective Date (other than Restricted Payments excluded pursuant to paragraph (b) below) would exceed the sum, without duplication, of:

                (i)  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter commencing prior to the Effective Date, to the end of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

               (ii)  the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Effective Date (other than an issuance or sale to (x) a Restricted Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent such sale to an employee stock ownership plan or other trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary, unless such loans have been repaid with cash on or prior to the date of determination);

              (iii)  the aggregate Fair Market Value of any assets or property received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Effective Date (other than an issuance or sale to (x) a Restricted Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent such sale to an employee stock ownership plan or other trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary, unless such loans have been repaid with cash on or prior to the date of determination);

              (iv)  the amount by which Indebtedness of the Company or its Restricted Subsidiaries issued after the Effective Date is reduced on the Company's consolidated balance sheet upon the conversion or exchange of such Indebtedness for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

               (v)  with respect to Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries after the Effective Date, an amount equal to the net reduction in such Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from dividends or other distributions or payments on such Investments, or from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of such Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after the Effective Date; and

              (vi)  $100 million.

        (b)   The provisions of the foregoing paragraph (a) regarding Restricted Payments will not prohibit:

          (1)   any dividend or distribution in respect of, or any purchase, repurchase, redemption, retirement or other acquisition for value of, Capital Stock of the Company or Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

            (A)  such dividend, distribution, purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

            (B)  the Net Cash Proceeds or the Fair Market Value of any assets or property received from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) or 4(C)(iii), as applicable, of paragraph (a) above;

          (2)   any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

          (3)   the payment of any dividend, the making of any distribution or the redemption of any securities within 60 days after the date of declaration thereof or the giving of formal notice by the Company of such redemption if, at such date of declaration or notice, such payment, distribution or redemption would have complied with this covenant; provided, however, that such payment, distribution or redemption (without duplication) will be included in the calculation of the amount of Restricted Payments;

          (4)   any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $15.0 million in any calendar year, with any unused amounts rolling over to succeeding calendar years; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

          (5)   the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof; provided, however, that such repurchases shall be excluded from the calculation of the amount of Restricted Payments;

          (6)   the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Effective Date in accordance with the restrictions described under the caption "—Limitation on Indebtedness" above; provided, however, that such payment shall be excluded from the calculation of the amount of Restricted Payments;

          (7)   the Company and its Restricted Subsidiaries may purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Company or an Asset Sale by the Company or any Restricted Subsidiary, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company or a third party has previously made the requisite offer to purchase Notes described under the caption "—Change of Control" or "—Limitation on Asset Sales" below, as applicable, and has repurchased all Notes validly tendered and not withdrawn in connection with such offer to purchase Notes; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

          (8)   any payments made in connection with the transactions contemplated in connection with the issuance of the old notes; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (9)   the Company may declare and pay dividends on common stock of the Company of up to $10.0 million in any fiscal quarter of the Company; provided, however that the dividend shall be included in the calculation of the amount of Restricted Payments;

          (10) the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries;

          (11) the Company and its Restricted Subsidiaries may make other Restricted Payments so long as, after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Leverage Ratio is less than or equal to 3.00 to 1.00 as of the last day of the most recent fiscal quarter or year; provided that such payments shall be included in the calculation of the amount of Restricted Payments;

          (12) other Restricted Payments payable to the holders of Capital Stock in Restricted Subsidiaries in an amount not to exceed the greater of $50.0 million and 1.5% of Consolidated Net Worth; provided, however, that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments; and

          (13) other Restricted Payments in an aggregate amount not to exceed $50.0 million; provided, however, that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments.

        The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

          (2)   make any loans or advances to the Company (it being understood that the subordination of loans or advances made to the Company to other Debt Incurred by any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

          (3)   transfer any of its property or assets to the Company (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above), except:

            (a)   any encumbrance or restriction pursuant to (i) applicable law, rule, regulation or order or (ii) an agreement, including without limitation the Credit Agreement, in effect at or entered into on the Effective Date;

            (b)   any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

            (c)   any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in subclause (a) or (b) above or this subclause (c) or contained in any amendment to an agreement referred to in subclause (a) or (b) above or this subclause (c); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment, taken as a whole, are not materially less favorable (as determined in good faith by the Company) to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

            (d)   in the case of this clause (3), any encumbrance or restriction:

                (i)  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license or similar contract;

               (ii)  contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; or

              (iii)  arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

            (e)   any encumbrance or restriction on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

            (f)    with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement entered into for the sale or disposition of a substantial portion of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

            (g)   provisions limiting the disposition or distribution of assets or property or assignment in joint venture agreements, asset sale agreements, leases, intellectual property licenses, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

            (h)   any encumbrance or restriction existing under, by reason of or with respect to Indebtedness Incurred by any Restricted Subsidiary permitted to be Incurred under the covenant described under the caption "—Limitation on Indebtedness" above; provided that the Company determines in good faith at the time such Indebtedness is Incurred that such encumbrance or restriction would not impair the ability of the Company to make payments of interest and principal on the notes when due;

            (i)    any encumbrance or restriction in any agreement or instrument of a Receivables Subsidiary governing or in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary or the Receivables that are subject to such Qualified Receivables Transaction;

            (j)    existing under, by reason of or with respect to Indebtedness Incurred by Foreign Subsidiaries permitted to be Incurred under the covenant described under the caption "—Limitation on Indebtedness" above;

            (k)   existing by reason of any contractual obligation that is reasonably determined by the Company not to materially adversely affect the ability of the Company to perform its obligations under the Indenture, the old notes, or the new notes; or

            (l)    existing by reason of the Indenture, the old notes, the new notes or the Subsidiary Guarantees.

Limitation on Sales of Assets and Subsidiary Stock

        The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (1)   the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

          (2)   at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, assets useful in a Permitted Business or Permitted Securities, or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to those liabilities); provided that the amount of any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition shall be deemed to be cash for the purposes of this provision (but for no other purpose) so long as such amount, taken together with the Fair Market Value when received of all other Designated Noncash Consideration that is at that time outstanding (i.e., that has not been sold for or otherwise converted into cash or Permitted Securities), does not exceed $50.0 million; provided, further, that (a) securities or other assets received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after the closing of such Asset Disposition shall be considered to be cash to the extent of the cash received in that conversion; and (b) any cash consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Disposition that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Sale shall be considered to be cash, and

          (3)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days after the later of the date of such Asset Disposition and the receipt of such Net Available Cash:

            (a)   to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Secured Indebtedness of the Company or a Subsidiary Guarantor (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

            (b)   to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); provided, that a binding commitment to apply Net Available Cash in accordance with this subclause (b) shall be treated as an application of such Net Available Cash from the date of such commitment if (i) such reinvestment is consummated within 180 days at the end of such 365-day period referred to in this clause (3) and (ii) if such reinvestment is not consummated within the period set forth in sub-subclause (b)(i) or such binding commitment is terminated, the Net Available Cash shall constitute available Net Available Cash; or

            (c)   (i) redeem the Notes of either series or make open market purchases thereof at a price not less than 100% of the principal amount thereof or (ii) to make an Offer (as defined below) to purchase Notes of such series pursuant to and subject to the conditions set forth in subclause (b); provided, however, that if the Company elects (or is required by the terms of any Pari Passu Indebtedness), such Offer may be made ratably (determined based upon the respective principal amounts of the Notes of such series and such Pari Passu Indebtedness being purchased or repaid) to purchase the Notes of such series and to purchase or otherwise repay such Pari Passu Indebtedness;

provided that pending final application of any such Net Available Cash in accordance with clauses (3)(a), (b) or (c) above, the Company and the Restricted Subsidiaries may temporarily reduce revolving Indebtedness outstanding under the Credit Agreement or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

        To the extent of the balance of such Net Available Cash after application in accordance with clauses (3)(a), (b) and (c) above, the Company or such Restricted Subsidiary, as the case may be, may use such balance for any general corporate purpose not prohibited by the terms of the Indenture. In connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (3)(a) or (c) above, the Company or such Restricted Subsidiary, as the case may be, will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

        Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $50.0 million.

        In the event of an Asset Disposition that requires the purchase of Notes of either series pursuant to clause (3)(c) above, the Company will be required (a) to purchase Notes of such series tendered pursuant to an offer by the Company for the Notes of such series (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures, including prorating in the event of oversubscription, set forth in the Indenture, and (b) to purchase or otherwise repay Pari Passu Indebtedness of the Company on the terms and to the extent contemplated thereby at the purchase price set forth in the relevant documentation (including accrued and unpaid interest to the date of acquisition, the "purchase price"), provided that to the extent the purchase price of any such Pari Passu Indebtedness exceeds 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of acquisition, the Company shall not use any Net Available Cash to pay such purchase price, except as permitted by the next sentence. If the aggregate purchase price of Notes of either series and Pari Passu Indebtedness tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes of such series and other Pari Passu Indebtedness, the Company will apply the remaining Net Available Cash for any general corporate purpose not prohibited by the terms of the Indenture. The Company will not be required to make an Offer for Notes of either series and Pari Passu Indebtedness pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (3)(a) and (b)) is less than $50.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon consummation of any Offer, the Net Available Cash in respect of any Asset Disposition(s) shall be reduced to zero.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes of either series pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Limitation on Transactions with Affiliates

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payments in excess of $10.0 million with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms:

          (1)   that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate;

          (2)   that, in the event such Affiliate Transaction involves an aggregate amount in excess of $25.0 million,

            (a)   are set forth in writing, and

            (b)   have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

          (3)   that, in the event such Affiliate Transaction involves an amount in excess of $100.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial point of view, to the Company and its Restricted Subsidiaries.

        (b)   The provisions of the foregoing paragraph (a) will not prohibit:

          (1)   any Permitted Investment;

          (2)   any Restricted Payment permitted to be paid or made pursuant to the covenant described under the caption "—Limitation on Restricted Payments" above;

          (3)   any issuance of shares of Capital Stock of the Company;

          (4)   any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the holders, in the reasonable determination of an Officer of the Company, than the applicable agreement as in effect on the date of such acquisition, merger or consolidation;

          (5)   any employment arrangements, employee benefit plans or arrangements (including pension plans, health and life insurance plans, retiree medical plans, deferred compensation plans, indemnification agreements, stock options and restricted stock and stock ownership plans) or related trust agreements or similar arrangements, in each case, approved by the Board of Directors and any grant or issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, any of the foregoing;

          (6)   (a) reimbursement of officer, director and employee travel and lodging costs and other business expenses incurred in the ordinary course of business and (b) loans and advances to officers, directors and employees of the Company and Restricted Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

          (7)   the payment of reasonable fees to, and customary indemnities provided to, directors of the Company or its Subsidiaries;

          (8)   any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

          (9)   the provision by Persons who may be deemed Affiliates of the Company of investment advisory services to the Company or its Restricted Subsidiaries with respect to the Company's or its Restricted Subsidiaries' employee benefit plans;

          (10) transactions pursuant to any contract, agreement or instrument in effect on the Effective Date, as amended, modified or replaced from time to time, so long as the amended, modified or new agreements, taken as a whole, are not materially less favorable to the Company and the Restricted Subsidiaries than those in effect on the Effective Date;

          (11) sales, contributions, conveyances and other transfers of Receivables and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary or any other similar transactions in connection with any Qualified Receivables Transaction;

          (12) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services in the ordinary course of business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; or

          (13) any payments or other transaction pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes.

SEC Reports

        Whether or not required by the SEC's rules and regulations, the Company will file with the SEC within the time periods specified in the SEC's rules and regulations, and provide the trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act unless the SEC will not accept such filings; provided that for purposes of this covenant, such information, documents and other reports shall be deemed to have been furnished to the trustee, Holders and prospective Holders if they are electronically available via the SEC's EDGAR System. Even if the Company is entitled under the Exchange Act not to furnish such information to the SEC, it will nonetheless continue to furnish information that would be required to be furnished by the Company by Section 13 or 15(d) of the Exchange Act (excluding exhibits) to the trustee and the Holders of each series of Notes of as if it were subject to such periodic reporting requirements. The Company also will comply with the other provisions of Section 314(a) of the Trust Indenture Act.

        To the extent any information is not provided within the time periods specified herein and such information is subsequently provided within the grace period described under the caption "—Defaults" below, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured unless the Notes of any series thereof have been accelerated. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of our covenants thereunder (as to which the trustee is entitled to rely exclusively on Officers' Certificates).

Future Subsidiary Guarantors

        The Company will cause each Domestic Restricted Subsidiary that, from time to time, is a borrower under or guarantees Indebtedness of the Company under any Material Credit Facility to become a Subsidiary Guarantor within 30 days of becoming a guarantor under such Material Credit Facility and, if applicable, execute and deliver to the trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Subsidiary will Guarantee payment of the Notes within such 30 day period. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger and Consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets and its Subsidiaries' assets (taken as a whole) to, any Person, unless:

          (1)   the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of the Company under the notes, the Indenture and the Registration Rights Agreement; provided that in the case where the Successor Company is not a corporation, a co-obligor on the notes is a corporation;

          (2)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3)   immediately after giving effect to such transaction, the Successor Company would have a Consolidated Coverage Ratio equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction or would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under the caption "—Limitation on Indebtedness" above, provided that this clause (3) will not be applicable to any merger with a Subsidiary solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction; and

          (4)   the Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with the Indenture and, in the case of the opinion of counsel, that such supplemental indenture (if any) is the valid, binding obligation of the Successor Company, enforceable against the Successor Company in accordance with its terms.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the notes, the Indenture and the Registration Rights Agreement, and the predecessor Company (except in the case of a lease of all or substantially all its assets) will be released from the obligation to pay the principal of and interest on the notes.

        In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

          (1)   immediately after giving effect to such transaction (and, in the case of clause (2)(a) below, treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (2)   either:

            (a)   the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and, other than in the case of a transaction as part of which the Subsidiary Guarantee is being released as otherwise permitted by the Indenture, such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; or

            (b)   such consolidation, merger, conveyance or transfer complies with the provisions described under the caption "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" above; and

          (3)   the Company shall have delivered to the trustee an Officers' Certificate stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        In the case of clause (2)(a) above, the Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the notes, the Indenture and the Registration Rights Agreement, and the predecessor Subsidiary Guarantor (except in the case of a lease of all or substantially all its assets) will be released from the obligation to pay the principal of and interest on the notes.

        Notwithstanding the foregoing (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor, (ii) the Acquisition shall be permitted and (iii) the requirements of the second preceding paragraph above will not apply to any transaction pursuant to which the surviving Person is not the Issuer or a Person that would be required to become a Subsidiary Guarantor under the covenant described under the caption "—Certain Covenants—Future Subsidiary Guarantors" above.

Defaults

        Each of the following is an Event of Default:

          (1)   a default in any payment of interest on any note when due and payable continued for 30 days;

          (2)   a default in the payment of principal of any note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon acceleration or otherwise;

          (3)   the failure by the Company to comply with its obligations under the covenant described under the caption "—Merger and Consolidation" above;

          (4)   the failure by the Company or any Restricted Subsidiary to comply for 60 days after receipt of the written notice referred to below with its other agreements contained in the Notes of either series or the Indenture;

          (5)   the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million (or its foreign currency equivalent) (the "cross acceleration provision") and such failure continues for 10 days after receipt of the written notice referred to below;

          (6)   specified events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary that is a Significant Subsidiary Guarantor (the "bankruptcy provisions");

          (7)   the rendering of any judgment or decree for the payment of money in excess of $150.0 million or its foreign currency equivalent (in excess of the amount for which liability for payment is covered by insurance or bonded) against the Company or a Restricted Subsidiary that is a Significant Subsidiary Guarantor if:

            (a)   an enforcement proceeding thereon is commenced by any creditor, or

            (b)   such judgment or decree remains outstanding for a period of 60 calendar days following such judgment and is not paid, discharged, waived or stayed (the "judgment default provision"); or

          (8)   any Subsidiary Guarantee of a Significant Subsidiary Guarantor as of and for the twelve months ended on the end of the most recent fiscal quarter for which financial statements are publicly available ceases to be in full force and effect (except as contemplated by the terms thereof) or any such Significant Subsidiary Guarantor or Person acting by or on behalf of any such Significant Subsidiary Guarantor denies or disaffirms such Significant Subsidiary Guarantor's obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture.

The foregoing Events of Default will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        If a Default occurs and is continuing and is actually known to a Trust Officer of the trustee, the trustee must mail, or in the case of global notes, send in accordance with the applicable procedures of the depositary, to each Holder of the Notes of each series notice of the Default within the earlier of 90 days after it occurs and 30 days after it is actually known to a trust officer or written notice of it is received by the trustee. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, including payments pursuant to the redemption provisions of such note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders. In addition, the Company will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the officers signing such certificate on behalf of the Company know of any Default that occurred during the previous year. The Company will also be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute an Event of Default, the status and what action the Company is taking or proposes to take in respect thereof.

        A Default under clause (4) or (5) above will not constitute an Event of Default until the trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the trustee of the Default and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified in clause (4) or (5) above after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

        If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee (if given by the Holders) may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to specified events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes of each series will become immediately due and payable without any declaration or other act on the part of the trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes of each series may rescind any such acceleration with respect to the Notes of such series and its consequences.

        The trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such trustee security or indemnity satisfactory to the trustee. The Holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any trust or power conferred on the trustee with respect to the Notes of each series; provided that the trustee may refuse to follow any direction that is in conflict with any law or the Indenture or that the trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the trustee in personal liability.

        Except to enforce the right to receive payment of principal, premium, if any, or interest with respect to the Notes of each series when due, no Holder may pursue any remedy with respect to the Indenture or the Notes of such series unless:

          (1)   such Holder has previously given the trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the outstanding Notes of such series have requested the trustee in writing to pursue the remedy;

          (3)   such Holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the Holders of a majority in principal amount of the outstanding Notes of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

Amendments and Waivers

        Subject to certain exceptions, the Indenture or the Notes of either series may be amended with the written consent of the Holders of a majority in principal amount of the Notes of such series then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes of such series); provided, however, that (a) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under the Indenture, then only the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Notes) shall be required and (b) if any such amendment or waiver by its terms will affect a series of Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Notes, then the consent of the Holders of a majority in principal amount of the Notes of such adversely affected series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Notes) shall be required.

        The Indenture provides that, with respect to each series of Notes, without the consent of each Holder of an outstanding note of such series adversely affected thereby, no amendment may:

          (1)   reduce the amount of Notes whose Holders must consent to an amendment;

          (2)   reduce the rate of or extend the time for payment of interest on any note; (3) reduce the principal of or extend the Stated Maturity of any note;

          (4)   reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under the caption "—Optional Redemption" above;

          (5)   make any note payable in money other than that stated in the note;

          (6)   impair the right of any Holder to receive payment of principal of, and interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (7)   make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

          (8)   release all or substantially all of the Subsidiary Guarantees.

        Without the consent of any Holder, the Company, the Subsidiary Guarantors and the trustee may amend the Indenture to:

          (1)   convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for the Notes;

          (2)   evidence the succession of another Person to the Company or any Subsidiary Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Subsidiary Guarantor under the Indenture pursuant to the provisions described under the caption "—Merger and Consolidation" above;

          (3)   add to the covenants of the Company and the Subsidiary Guarantors further covenants, restrictions, conditions or provisions for the protection of the Holders of Notes; or make any change that does not adversely affect Notes the rights of any holder of the notes;

          (4)   cure any ambiguity or correct or supplement any provision contained in the Indenture that may be defective or inconsistent with any other provision contained in the Indenture, or make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of Notes;

          (5)   evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than the one trustee pursuant to the requirements of the Indenture;

          (6)   provide for uncertificated Notes of such series in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (7)   add additional Subsidiary Guarantees with respect to the Notes and release any Subsidiary Guarantor in accordance with the Indenture;

          (8)   provide for the issuance of Additional Notes;

          (9)   conform the text of the Indenture or the Notes to any provision of this Description of Notes; or

          (10) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

        After an amendment becomes effective, the Company is required to mail, or in the case of global notes, send in accordance with the applicable procedures of the depositary, to Holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        The Company may at any time terminate all its obligations under the Notes of either series and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes of such series, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes of such series.

        In addition, the Company may at any time terminate:

          (1)   its obligations under the covenants described under the captions "—Change of Control" and "—Certain Covenants" above, and

          (2)   the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the note guaranty provision described under "Defaults" above and the limitations contained in clauses (3) under the first paragraph under the caption "—Merger and Consolidation" above ("covenant defeasance").

In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes of such series may not be accelerated because of an Event of Default specified in clause (4) and (5) (with respect only to the applicable Restricted Subsidiaries), (6) and (7) (with respect only to Significant Subsidiary Guarantors) or (8) under the caption "—Defaults" above or because of the failure of the Company to comply with clause (3) under the first paragraph under the caption "—Merger and Consolidation" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium, if any, and interest on the Notes of such series to redemption or maturity, as the case may be, and must comply with specified other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Satisfaction and Discharge

        The Indenture (including the Subsidiary Guarantees) will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes of either series, as expressly provided for in the Indenture) as to all Notes of such series issued thereunder when:

          (1)   all outstanding Notes of such series (other than Notes replaced or paid) have been canceled or delivered to the trustee for cancellation; or

          (2)   all outstanding Notes of such series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption, or will become due and payable within one year, and the Company irrevocably deposits with the trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Notes replaced or paid); and, in either case

          (3)   the Company pays all other sums payable under the Indenture by it.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes of each series. The Company and its subsidiaries may maintain accounts and conduct other banking transactions with affiliates of the trustee.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes of each series, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

        The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

 BOOK ENTRY; DELIVERY AND FORM

        New notes will be offered and exchanged in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. We will issue each series of new notes in the form of one or more permanent global notes in fully registered, book-entry form without interest coupons, which we refer to as the "global notes."

        Each such global note will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co. (DTC's partnership nominee). Investors may elect to hold their interests in the global notes through either DTC (in the United States), or Euroclear Bank S.A./N.V., as the operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme, Luxembourg ("Clearstream") if they are participants in those systems, or indirectly through organizations that are participants in those systems. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in the global notes that are held within DTC for the account of each settlement system on behalf of its participants.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the global notes; and

  (2)
  ownership of these interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

        Investors who are participants in DTC's system may hold their interests in the global notes directly through DTC. Investors who are not participants may hold their interests in the global notes indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        Except as described below, owners of interests in the global notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, premium, if any, interest, and additional interest on the old notes, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the new notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records relating to the identity of the participants to whose accounts the global notes are credited or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the new notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder of new notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants have given such direction.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A global note is exchangeable for definitive notes in registered certificated form("certificated notes"), if DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case we fail to appoint a successor depositary.

        In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        The new notes represented by the global notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

        We expect that, because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of old notes for new notes. This discussion is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following relates only to new notes that are acquired in this offering in exchange for old notes originally acquired at their initial offering for an amount of cash equal to their issue price. Unless otherwise indicated, this summary addresses only the U.S. federal income tax consequences relevant to investors who hold the old notes and the new notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

        This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder's individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, and persons holding new notes as part of a "straddle," "hedge," "conversion transaction," or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the exchange of old notes for new notes.

        This discussion is for general purposes only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under U.S. federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Tax Consequences of the Exchange Offer to Holders of Old Notes

        The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. Holders of old notes will not realize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the new notes as they had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the new notes will be the same as those applicable to the old notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers during the period referred to below in connection with resales of new notes received in exchange for old notes if such old notes were acquired by such broker-dealers for their own accounts as a result of marketing-making activities or other trading activities. We have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with resales of such new notes for a period ending 90 days after the date on which the registration statement of which this prospectus forms a part is declared effective, or, if earlier, the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        We will not receive any proceeds from the issuance of new notes in the exchange offer or from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own accounts may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters with respect to the new notes and the related guarantees have been passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Certain matters with respect to Alaska law have been passed upon for us by Holland & Knight LLP, Anchorage, Alaska; certain matters with respect to Florida law have been passed upon for us by Cozen O'Connor, P.C., Miami, Florida; certain matters with respect to Michigan law have been passed upon for us by Dickinson Wright PLLC, Detroit, Michigan; certain matters with respect to Nevada and Utah law have been passed upon for us by Parsons Behle & Latimer PLC, Salt Lake City, Utah; certain matters with respect to North Carolina law have been passed upon for us by Smith Moore Leatherwood LLP, Greensboro, North Carolina; certain matters with respect to Ohio law have been passed upon for us by Frost Brown Todd LLC, Cincinnati, Ohio; certain matters with respect to Pennsylvania law have been passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania; certain matters with respect to South Carolina law have been passed upon for us by Smith Moore Leatherwood LLP, Greenville, South Carolina; and certain matters with respect to Virginia law have been passed upon for us by Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

AECOM

        The consolidated financial statements of AECOM appearing in AECOM's Annual Report (Form 10-K) for the year ended September 30, 2014 (including the schedule appearing therein) and as updated in AECOM's Current Report on Form 8-K filed with the SEC on July 6, 2015, and the effectiveness of AECOM's internal control over financial reporting as of September 30, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

URS Corporation

        The consolidated financial statements incorporated in this prospectus by reference to URS Corporation's Current Report on Form 8-K dated August 1, 2014 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of URS Corporation for the year ended January 3, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

Unaudited Pro forma Condensed Combined Financial Information
Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended September 30, 2014	F-4
Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended June 30, 2015	F-5
Notes to Unaudited Pro forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of AECOM and URS Corporation ("URS"), after giving effect to the merger between AECOM and URS and adjustments described in the accompanying notes. The following unaudited pro forma condensed combined statements of operations for the year ended September 30, 2014 and the nine months ended June 30, 2015 are based on historical financial statements of AECOM and URS prepared in accordance with Article 11 of Regulation S-X ("Article 11"). The unaudited pro forma adjustments reflecting the merger have been prepared in accordance with business combination accounting as provided in Accounting Standards Codification 805, Business Combinations, and reflect the preliminary estimate of fair values of assets acquired and liabilities assumed, using the assumptions set forth in the unaudited pro forma condensed combined financial information. An unaudited pro forma condensed combined balance sheet is not presented in this filing because AECOM has already reflected the merger in its consolidated balance sheet as of June 30, 2015, which was included in its unaudited consolidated financial statements as of and for the nine months ended June 30, 2015, and which is separately incorporated by reference into this prospectus.

        AECOM's historical financial and operating data for the year ended September 30, 2014 and the nine-month period ended June 30, 2015 is derived from the financial data in its audited consolidated financial statements for the year ended September 30, 2014 and from its unaudited consolidated financial statements for the nine-month period ended June 30, 2015, respectively. The historical financial and operating data for URS for the year ended October 3, 2014 is derived by adding the financial data from URS's audited consolidated statement of operations for the year ended January 3, 2014 and URS's unaudited condensed consolidated statement of operations for the nine-month period ended October 3, 2014, and subtracting URS's unaudited condensed consolidated statement of operations for the nine-month period ended September 27, 2013. The historical financial and operating data for URS for the nine-month period ended June 30, 2015 is based on actual results included in AECOM's statement of operations and also includes an estimate for the period between October 4, 2014 and October 17, 2014.

        The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2014 and the nine months ended June 30, 2015 reflect the merger as if it had occurred on October 1, 2013 for AECOM and September 28, 2013 for URS, the beginning of the earliest period presented. This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, with AECOM considered the acquirer of URS for accounting purposes.

        The unaudited pro forma condensed combined financial information should be read in conjunction with:

  •
  the accompanying notes to the unaudited pro forma condensed combined financial statements;

  •
  the separate historical consolidated financial statements of AECOM as of and for the year ended September 30, 2014, filed with the Securities and Exchange Commission (the "SEC") on July 6, 2015 as Exhibit 99.1 to AECOM's Current Report on Form 8-K and incorporated by reference into this prospectus;

  •
  the separate historical unaudited condensed consolidated financial statements of AECOM as of and for the nine months ended June 30, 2015, filed with the SEC on September 28, 2015 as Exhibit 99.1 to AECOM's Current Report on Form 8-K and incorporated by reference into this prospectus;

  •
  the separate historical consolidated financial statements of URS as of and for the year ended January 3, 2014 filed with the SEC on August 1, 2014 as Exhibit 99.1 to URS's Current Report on Form 8-K, as amended, and incorporated by reference into this prospectus;

  •
  the separate historical unaudited condensed consolidated interim financial statements of URS as of and for the nine months ended October 3, 2014 filed with the SEC on July 6, 2015 as Exhibit 99.3 to AECOM's Current Report on Form 8-K and incorporated by reference into this prospectus;

  •
  the separate historical unaudited condensed consolidated interim financial statements of URS as of and for the nine months ended September 27, 2013 included in URS's Quarterly Report on Form 10-Q filed with the SEC on November 12, 2013; and

  •
  other information contained or incorporated by reference into this prospectus.

        The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the merger had been completed as of the dates set forth above, nor is it indicative of the future results of the combined company. In connection with the preparation of the unaudited pro forma condensed combined financial information, AECOM allocated the purchase price using its best estimates of fair value. The pro forma acquisition price adjustments are preliminary and subject to change as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the merger or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the merger as described in the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended September 30, 2014

(dollars in millions, except per share amounts)

	Historical
					Twelve Months Ended September 30, 2014
	Twelve Months Ended September 30, 2014	Twelve Months Ended October 3, 2014
			Pro Forma Adjustments		Pro Forma Combined
	AECOM	URS		Notes
Revenues	$8,357	$10,318	88	3(a)	$18,763
Cost of revenue	7,954	9,853	284	3(b)/3(c)	18,091

Gross profit	403	465	(196)		672
Equity in earnings of joint ventures	58	87	(39)	3(b)	106
General and administrative expenses	(81)	(82)	(63)	3(d)	(226)
Acquisition and integration expense	(27)	(32)	38	3(e)	(21)

Income (loss) from operations	353	438	(260)		531
Other income (expense)	3	(7)	—		(4)
Interest (expense)	(41)	(74)	(206)	3(f)	(321)

Income (loss) before income tax expense	315	357	(466)		206
Income tax expense (benefit)	82	100	(186)	3(g)	(4)

Net income (loss)	233	257	(280)		210
Noncontrolling interest, net of tax	(3)	(82)	19	3(b)	(66)

Net income (loss) attributable to AECOM/URS	$230	$175	$(261)		$144

Net income attributable per AECOM/URS share:
Basic	$2.36	$2.53			$0.97
Diluted	$2.33	$2.51			$0.95
Weighted average shares outstanding:
Basic	97,226	69,500		3(h)	148,930
Diluted	98,657	70,100		3(h)	152,183

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended June 30, 2015

(dollars in millions, except per share amounts)

	Historical
		Period Between October 4, 2014 through October 17, 2014			Nine Months Ended June 30, 2015
	Nine Months Ended June 30, 2015
			Pro Forma Adjustments		Pro Forma Combined
	AECOM	URS		Notes
Revenues	$13,266	$360	(39)	3(a)	$13,587
Cost of revenue	12,902	346	(143)	3(b)	13,105

Gross profit	364	14	104		482
Equity in earnings of joint ventures	76	3	9	3(b)	88
General and administrative expenses	(88)	(2)	(13)	3(d)	(103)
Acquisition and integration expense	(318)	—	23	3(e)	(295)

Income from operations	34	15	123		172
Other income	12	—	—		12
Interest income (expense), net	(240)	—	49	3(f)	(191)

(Loss) income before income tax expense	(194)	15	172		(7)
Income tax (benefit) expense	(96)	7	69	3(g)	(20)

Net (loss) income	(98)	8	103		13
Noncontrolling interest, net of tax	(58)	(4)	(6)	3(b)	(68)

Net (loss) income attributable to AECOM/URS	$(156)	$4	$97		$(55)

Net (loss) attributable per AECOM/URS share:
Basic	$(1.05)				$(0.37)
Diluted	$(1.05)				$(0.37)
Weighted average shares outstanding:
Basic	148,214			3(h)	151,544
Diluted	148,214			3(h)	151,544

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

1. Basis of Presentation

        The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the merger and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of October 17, 2014 (the "Acquisition Date"), the date the transaction closed, and could result in a significant change to the unaudited pro forma condensed combined financial information.

        AECOM's and URS's historical results are derived from their audited and unaudited statements of operations.

Description of the Merger

        On the Acquisition Date, AECOM completed the acquisition of the U.S. headquartered URS, an international provider of engineering, construction, and technical services, by purchasing 100% of the outstanding shares of URS common stock. The purpose of the acquisition was to further diversify AECOM's market presence and accelerate AECOM's strategy to create an integrated delivery platform for customers. AECOM paid total consideration of approximately $2.3 billion in cash and issued approximately $1.6 billion of AECOM common stock to the former stockholders and certain equity award holders of URS. In connection with the merger, AECOM also assumed URS's senior notes totaling $1.0 billion, and subsequently repaid in full URS's $0.6 billion 2011 term loan and URS's $0.1 billion revolving line of credit. Upon the occurrence of a change in control of URS, the URS senior noteholders had the right to redeem their notes at a cash price equal to 101% of the principal amount of the notes. Accordingly, on October 24, 2014, AECOM purchased $0.6 billion of URS's senior notes from the noteholders.

        In connection with the merger, on the Acquisition Date, AECOM entered into a new credit agreement ("Credit Agreement") consisting of (i) a term loan A facility in an aggregate principal amount of $1.925 billion, (ii) a term loan B facility in an aggregate principal amount of $0.76 billion, (iii) a revolving credit facility in an aggregate principal amount of $1.05 billion and (iv) an incremental performance letter of credit facility in an aggregate principal amount of $500 million subject to terms outlined in the Credit Agreement. These facilities under the Credit Agreement may be increased by an additional amount of up to $500 million. The Credit Agreement matures on October 17, 2019 with respect to the revolving credit facility, the term loan A facility, and the incremental performance letter of credit facility. The term loan B facility matures on October 17, 2021.

        On October 6, 2014, AECOM completed a private placement offering of $800,000,000 aggregate principal amount of its 5.750% Senior Notes due 2022 ("2022 Notes") and $800,000,000 aggregate principal amount of its 5.875% Senior Notes due 2024 (the "2024 Notes" and, together with the 2022 Notes, the "2014 Notes").

        In connection with the offering of the 2014 Notes, AECOM and certain guarantors entered into a registration rights agreement, dated October 6, 2014, and agreed to use commercially reasonable efforts to (i) file with the U.S. Securities and Exchange Commission ("SEC") the registration statement of which this prospectus forms a part relating to the registered exchange offer (the "Exchange Offer") to exchange the 2014 Notes for a new series of AECOM exchange notes having terms substantially identical in all material respects to, and in the same aggregate principal amount as the 2014 Notes, (ii) cause the Exchange Offer registration statement to be declared effective by the SEC on or prior to the 390th day following October 6, 2014 (or if such 390th is not a business day, the next succeeding business day (the "Exchange Date")), (iii) cause the Exchange Offer registration statement to be

1. Basis of Presentation (Continued)

effective continuously and keep the Exchange Offer open for a period not less than 30 days after the date notice of the Exchange Offer is mailed to the holders of the 2014 Notes and (iv) cause the Exchange Offer to be consummated in no event later than the Exchange Date.

        As of the date of this registration statement, AECOM and URS have incurred approximately $61 million of transaction costs. Adjustments of $23 million and $38 million have been reflected in the unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2015 and for the year ended September 30, 2014, respectively, related to the transaction costs as these are nonrecurring charges, which are to be excluded in accordance with Article 11.

2. Calculation of Purchase Consideration

        AECOM paid total consideration of approximately $2.3 billion in cash and issued approximately $1.6 billion of AECOM common stock to the former stockholders and certain equity award holders of URS. In connection with the acquisition, AECOM also assumed URS's senior notes totaling $1.0 billion and repaid in full URS's $0.6 billion 2011 term loan and $0.1 billion of URS's revolving line of credit.

Preliminary Fair Value of Net Assets Acquired

        Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of URS are recorded at the Acquisition Date fair values and added to those of AECOM. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of the Acquisition Date and have been prepared to illustrate the estimated effect of the merger. The Acquisition Date fair value is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma valuation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

2. Calculation of Purchase Consideration (Continued)

        The following table sets forth a preliminary summary of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of URS based on URS's Acquisition Date balance sheet, with the excess recorded as goodwill (dollars in millions):

Cash and cash equivalents	$285
Accounts receivable	2,550
Prepaid expenses and other current assets	399
Property and equipment	582
Intangible assets, net
Customer relationships, contracts and backlog	961
Trade name	8

Total identifiable intangible assets	969
Goodwill	3,960
Other non-current assets	330
Accounts payable	(650)
Accrued expenses and other current liabilities	(1,302)
Billings in excess of costs on uncompleted contracts	(364)
Current portion of long-term debt	(47)
Other long-term liabilities	(440)
Pension and post-retirement benefit obligations	(406)
Long-term debt	(520)
Noncontrolling interest	(225)

Net assets acquired	$5,121

        Goodwill recognized largely results from a substantial assembled workforce, which does not qualify for separate recognition, as well as expected future synergies from combining operations. AECOM has not completed its final assessment of the fair value of purchased receivables, intangible assets, property and equipment, tax balances, contingent liabilities, long-term lease or acquired contracts. The final valuation will result in adjustments to certain assets and liabilities, including the residual amount allocated to goodwill.

        The identifiable intangible assets and related amortization are preliminary and are based on management's estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary valuation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived. Therefore, the amount of amortization following the transaction may differ significantly between periods based upon the final value assigned, and amortization methodology used, for each identifiable intangible asset.

        The final determination of the valuation will be based on URS's net assets acquired as of the Acquisition Date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented.

3. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)
Represents adjustment to revenues on uncompleted long-term contracts with a margin fair value liability acquired from URS resulting in a decrease of $39 million and an increase of $88 million to

3. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations (Continued)

  revenues for the nine month period ended June 30, 2015 and the twelve month period ended September 30, 2014, respectively. The adjustment is based on the timing of long-term contracts progress under the percentage-of-completion basis of accounting.

(b)
Represents adjustment to record amortization expense related to other identifiable intangible assets. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. See Note 4 for further details on the amortization lives of the intangible assets expected to be recognized.

  The net adjustment for the amortization of intangible assets is as follows:

(dollars in millions)	Nine Months Ended June 30, 2015	Twelve Months Ended September 30, 2014
Amortization of intangible assets	133	376
Reversal of historical intangible asset amortization	(276)	(98)

Net adjustment to cost of revenues	(143)	278
Amortization of intangible assets	(19)	(39)
Reversal of historical intangible asset amortization	28	—

Net adjustment to cost equity in earnings of joint ventures	9	(39)
Amortization of intangible assets	9	19
Reversal of historical intangible asset amortization	(15)	—

Net adjustment to income attributable to noncontrolling interests	(6)	19
(c)
Represents adjustment to record $6 million of additional depreciation expenses for the year ended September 30, 2014, related to the increase in fair value of property, plant, and equipment. Property, plant, and equipment are depreciated over the estimated remaining useful lives of each asset on a straight-line basis.

(d)
Represents the change in stock-based compensation expense due to the equity award modification and resulting remeasurement of the fair value of stock based compensation as a result of the merger. Under the terms of the merger agreement, the unvested time based restricted stock awards and units in shares of URS common stock were replaced and converted into equity awards denominated in shares AECOM common stock. Additional pro forma compensation expense was recognized of approximately $13 million and $63 million for the nine months ended June 30, 2015 and the year ended September 30, 2014, respectively.

(e)
To reverse AECOM and URS's one-time transaction costs and debt issuance/commitment fees incurred of $23 million and $38 million for the for the nine months ended June 30, 2015 and the year ended September 30, 2014, respectively, which were recorded in acquisition and integration expenses.

(f)
To reverse interest expense, amortization of deferred debt financing fees, commitment fees and original issuance discounts associated with credit facilities repaid from the proceeds of the debt commitment financing, and to record estimated incremental interest expense, amortization of debt

3. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations (Continued)

  financing fees and original issuance discounts associated with borrowings associated with the merger.

(dollars in millions)	Nine Months Ended June 30, 2015	Twelve Months Ended September 30, 2014
Interest expense on debt commitment financing	(155)	(282)
Amortization of debt financing fees	(11)	(25)
Reversal of URS's interest expense and amortization of deferred debt financing fees	2	67
Reversal of AECOM's interest expense	213	34

Total Adjustment to Interest Expense	49	(206)

(g)
Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments. URS and AECOM utilized their respective statutory tax rates to compute the income tax expense related to each entity's pro forma condensed combined statement of income adjustment as follows:

	Nine Months Ended June 30, 2015			Twelve Months Ended September 30, 2014
(dollars in millions)	AECOM	URS	Total	AECOM	URS	Total
Pro forma adjustments	57	115	172	(325)	(141)	(466)
Statutory rate	40%	40%		40%	40%

Tax impact	23	46	69	(130)	(56)	(186)

(h)
Represents the income (loss) per share, taking into consideration the pro forma weighted average shares outstanding calculated including the acceleration of the vesting of the restricted stock, the issuance of common stock issued in the merger, as described in Note 1, assuming the shares were outstanding for the year ended September 30, 2014 and the nine month period ending June 30, 2015.

Pro Forma Basic Weighted Average Shares (in millions)	Nine Months Ended June 30, 2015	Twelve Months Ended September 30, 2014
Historical weighted average shares outstanding	148	97
Issuance of shares to URS common stock shareholders	3	51
Issuance of shares to URS equity award holders	1	1

Pro forma weighted average shares (basic)	152	149

3. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations (Continued)

Pro Forma Diluted Weighted Average Shares (in millions)	Nine Months Ended June 30, 2015	Twelve Months Ended September 30, 2014
Historical weighted average shares outstanding	148	99
Issuance of shares to URS common stock shareholders	3	51
Issuance of shares to URS equity award holders	1	1
Issuance of AECOM replacement award to URS equity award holders	—	1

Pro forma weighted average shares (diluted)	152	152

4. Intangible Assets

        The significant intangible assets identified in the preliminary valuation of net assets discussed above include customer relationships, backlog, trademarks and trade names. The table below indicates the estimated fair value of each of the intangibles identified and the approximate useful lives of each (approximate fair value in dollars in millions):

Intangible Asset	Approximate Fair Value	Estimated Useful Life
Customer relationships and backlog	961	0.5 - 10 years
Trademarks/trade names	8	0.2 years

Total	969

        Fair values were estimated primarily using an income approach, utilizing the multiple period excess earnings method. The significant assumptions used in estimating fair value includes (i) the estimated life the assets will contribute to cash flows, including an attrition rate of customers and remaining contractual terms, (ii) the estimated discount rate that reflects the level of risk associated with receiving future cash flows and (iii) profitability.

5. Financing Agreements

        As described in Note 1, the merger was financed in part through the Credit Agreement consisting of (i) a term loan A facility in an aggregate principal amount of $1.925 billion, (ii) a term loan B facility in an aggregate principal amount of $0.76 billion, and (iii) a revolving credit facility in an aggregate principal amount of $1.05 billion, plus the issuance of $1.6 billion in 2014 Notes. The Company assumed URS's senior notes totaling $1.0 billion and subsequently, on October 24, 2014, senior note holders redeemed approximately $0.6 billion of URS's senior notes as a result of the change of control provisions.

        As of June 30, 2015, AECOM's had borrowings of $2.580 billion under its secured term credit agreement. As of June 30, 2015 outstanding standby letters of credit totaled $73.9 million under our revolving credit facilities. As of June 30, 2015 there was $0.976 billion available under its revolving credit facility. As of June 30, 2015, AECOM also had $1.6 billion of 2014 Notes outstanding and $0.4 billion of URS senior notes. Pro forma adjustments for the closing of the merger represent the incremental interest expense as a result of the financing related to the merger.

        The unaudited pro forma condensed combined financial statements reflect the adjustment to historical interest expense to record the estimated pro forma interest expense under the financing arrangements discussed above. The unaudited pro forma financial statements also reflect an estimate of

5. Financing Agreements (Continued)

interest rates for the various debt facilities based on current market conditions and rates currently available and based on facilities with similar terms and tenors. However, the actual interest incurred may vary significantly based upon, among other things, market considerations, the amount of each debt facility utilized, and success with the note offerings, of various tenors.

        Mandatory repayments of term loan A is 1.25% per quarter of the outstanding amount plus other amounts pursuant to the Credit Agreement. Mandatory repayments of term loan B of 0.25% per quarter of the outstanding amount plus other amounts pursuant to the Credit Agreement. Both term loans can be prepaid at AECOM's option. Any outstanding principal is due at the maturity of the term loans.

        Principal maturities for the $800 million 2022 Notes and $800 million 2024 Notes are expected to occur at the end of each applicable note term, with interest due semi-annually.

        A sensitivity analysis on interest expense for the year ended September 30, 2014 and the nine-month period ended June 30, 2015 has been performed to assess the effect of a change of 12.5 basis points of the hypothetical interest rate would have on the debt financing.

        The following table shows the change in interest expense for the debt financing (dollars in millions):

Interest expense assuming	Nine Months Ended June 30, 2015	Twelve Months Ended September 30, 2014
Increase of 0.125%	3	5
Decrease of 0.125%	(3)	(5)

$1,600,000,000

EXCHANGE OFFER

New $800,000,000 5.750% Senior Notes due 2022 for $800,000,000 5.750% Senior Notes due 2022
New $800,000,000 5.875% Senior Notes due 2024 for $800,000,000 5.875% Senior Notes due 2024

                    , 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    Indemnification of Directors and Officers.

        Pursuant to the Delaware General Corporations Law, or the DGCL, a corporation may not indemnify any director, officer, employee or agent made or threatened to be made a party to any threatened, pending or completed proceeding unless such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

        In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys' fees.

        AECOM's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, provide for indemnification of AECOM's officers, directors, employees and agents to the extent and under the circumstances permitted under the DGCL AECOM has purchased and maintains insurance to protect persons entitled to indemnification in accordance with the foregoing. The foregoing summary is qualified in its entirety by reference to the complete text of the AECOM Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, which are incorporated by reference as exhibits into this registration statement.

ITEM 21.    Exhibits and Financial Statement Schedules.

        See Exhibit Index, which is incorporated herein by reference.

ITEM 22.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (a)
  that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (b)
  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

  (c)
  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM
By:	/s/ DAVID Y. GAN
Name: David Y. Gan Title: Senior Vice President, Assistant General Counsel

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael S. Burke	Chairman and Chief Executive Officer (Principal Executive Officer)	September 25, 2015
* Stephen M. Kadenacy	President and Chief Financial Officer (Principal Financial Officer)	September 25, 2015
* Ronald E. Osborne	Senior Vice President, Corporate Controller (Principal Accounting Officer)	September 25, 2015
* John M. Dionisio	Director	September 25, 2015
* James H. Fordyce	Director	September 25, 2015
* William H. Frist	Director	September 25, 2015
* Linda Griego	Director	September 25, 2015

Signature			Title	Date

* David W. Joos			Director	September 25, 2015
* William G. Ouchi			Director	September 25, 2015
* Robert J. Routs			Director	September 25, 2015
* William P. Rutledge			Director	September 25, 2015
* Clarence T. Schmitz			Director	September 25, 2015
* Douglas W. Stotlar			Director	September 25, 2015
* Daniel R. Tishman			Director, Vice Chairman	September 25, 2015
Janet C. Wolfenbarger			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM C&E, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* John L. Kinley			President; Director (Principal Executive Officer)	September 25, 2015
* Jonathan Grant			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Jon B. Mahoney			Director	September 25, 2015
* Frank R. Sweet			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM Global II, LLC
By:	/s/ DAVID Y. GAN
Name: David Y. Gan Title: President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

/s/ DAVID Y. GAN David Y. Gan			President (Principal Executive Officer)	September 25, 2015
* Ronald E. Osborne			Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
AECOM, the sole Member
/s/ DAVID Y. GAN David Y. Gan Senior Vice President, Assistant General Counsel			Sole Member	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM Government Services, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Jeffrey P. Parsons			President; Director (Principal Executive Officer)	September 25, 2015
* Dick Witsil			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Christopher W. Bauer			Director	September 25, 2015
* John C. Vollmer			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM International Development, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Hugh Doyle			President; Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM National Security Programs, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Jill Leslie Bruning			President; Director (Principal Executive Officer)	September 25, 2015
* Paul Pheeny			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Christopher W. Bauer			Director	September 25, 2015
* Jeffrey P. Parsons			Director	September 25, 2015
* John C. Vollmer			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM Services, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Randy Castro			President; Chief Executive Officer; Chairman of the Board; Director (Principal Executive Officer)	September 25, 2015
* Dennis A. Deslatte			Chief Financial Officer; Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Chuck Malacarne			Director	September 25, 2015
* John Spyhalski			Director	September 25, 2015
* Brian Scott Waters			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM Special Missions Services, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Stuart Harrison			President; Director (Principal Executive Officer)	September 25, 2015
* Paul Pheeny			Treasurer; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Jill Leslie Bruning			Chairman; Director	September 25, 2015
* Christopher W. Bauer			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM Technical Services, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Chief Executive Officer (Principal Executive Officer)	September 25, 2015
* William T. Rudd			Chief Operating Officer; Corporate Senior Vice President; Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Michael R. Kolloway			Director	September 25, 2015
* Preston Hopson			Director	September 25, 2015
/s/ DAVID Y. GAN David Y. Gan			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

AECOM USA, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Frederick W. Werner			Chief Executive Officer (Principal Executive Officer)	September 25, 2015
* Achaibar L. Sawh			Chief Financial Officer; Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Ira A. Levy			Director	September 25, 2015
* Robert K. Orlin			Director	September 25, 2015
* Frank R. Sweet			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

Aman Environmental Construction, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Steven M. Aman			President (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Thomas Walter Bishop			Director	September 25, 2015
* William G. Ettenger, Jr.			Director	September 25, 2015
* William T. Rudd			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

B.P. Barber & Associates, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* John A. Bischoff			Director	September 25, 2015
* William T. Rudd			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

Cleveland Wrecking Company
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* William Torres			President; Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

E.C. Driver & Associates, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Mario Echaguarrua			President (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer)	September 25, 2015
* William T. Rudd			Controller; Director (Principal Accounting Officer)	September 25, 2015
* Thomas Walter Bishop			Director	September 25, 2015
* Timothy H. Keener			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

EDAW, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* John L. Kinley			President; Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Ronald E. Osborne			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

EG&G Defense Materials, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Randall A. Wotring			President; Chief Executive Officer; Director (Principal Executive Officer)	September 25, 2015
* Greg D. Robinson			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* John C. Vollmer			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

ForeRunner Corporation
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* William T. Rudd			Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

Lear Siegler Logistics International, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Randall A. Wotring			President; Chief Executive Officer; Director (Principal Executive Officer)	September 25, 2015
* Greg D. Robinson			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* John Kennedy			Director	September 25, 2015
* John C. Vollmer			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

MT Holding Corp.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Christopher W. Bauer			President; Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Michael J. Donnelly			Chairman; Director	September 25, 2015
* Jeffrey P. Parsons			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

McNeil Security, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Christopher W. Bauer			President; Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Michael J. Donnelly			Chairman; Director	September 25, 2015
* Jeffrey P. Parsons			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

Rust Constructors Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Michael G. Hubbard			President; Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Randolph J. Hill			Director	September 25, 2015
* George L. Nash			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

The Earth Technology Corporation (USA)
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Michael S. Burke			President (Principal Executive Officer)	September 25, 2015
* David Y. Gan			Treasurer; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Michael R. Kolloway			Director	September 25, 2015
* William T. Rudd			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

Tishman Construction Corporation
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Daniel Tishman			Chief Executive Officer; Chairman; Director (Principal Executive Officer)	September 25, 2015
* Paul Praylo			Chief Financial Officer; Senior Vice President; Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Michael R. Kolloway			Director	September 25, 2015
* Daniel P. McQuade			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

Tishman Construction Corporation of New York
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Daniel Tishman			Chief Executive Officer; Chairman; Director (Principal Executive Officer)	September 25, 2015
* Paul Praylo			Senior Vice President; Chief Financial Officer; Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Michael R. Kolloway			Director	September 25, 2015
* Daniel P. McQuade			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Alaska, LLC
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* William G. Ettenger, Jr.			President (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Thomas Walter Bishop Authorized Representative			Member Representative	September 25, 2015
* William T. Rudd Authorized Representative			Member Representative	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Construction Services, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* William T. Rudd			Chief Financial Officer; Controller; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Timothy H. Keener			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Corporation
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer)	September 25, 2015
* William T. Rudd			Controller; Director (Principal Accounting Officer)	September 25, 2015
* Lewis W. Robinson			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Corporation Great Lakes
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* James R. Linthicum			Director	September 25, 2015
* William T. Rudd			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Corporation—New York
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas J. Clancy			Chief Executive Officer—Professional Engineering; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer)	September 25, 2015
* William T. Rudd			Controller (Principal Accounting Officer)	September 25, 2015
* Michael C. Isola			Director	September 25, 2015
* John F. Spencer			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Corporation—North Carolina
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* William T. Rudd			Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Dennis Hoyle			Director	September 25, 2015
* Timothy H. Keener			Director	September 25, 2015
* Robert H. MacWilliams			Director	September 25, 2015
* Lori Molitor			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Corporation—Ohio
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer)	September 25, 2015
* William T. Rudd			Controller; Director (Principal Accounting Officer)	September 25, 2015
* James R. Linthicum			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Corporation Southern
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer)	September 25, 2015
* William T. Rudd			Controller; Director (Principal Accounting Officer)	September 25, 2015
* Timothy H. Keener			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS E&C Holdings, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* George L. Nash			President; Director (Principal Executive Officer)	September 25, 2015
* Jerry K. Lemon			Vice President; Controller; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Randolph J. Hill			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Energy & Construction, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* George L. Nash			President; Director (Principal Executive Officer)	September 25, 2015
* Jerry K. Lemon			Senior Vice President; Controller; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Randolph J. Hill			Director	September 25, 2015
* Robert A. Smith			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Federal Services, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasuer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Randall A. Wotring			President; Chief Executive Officer; Director (Principal Executive Officer)	September 25, 2015
* Greg D. Robinson			Treasurer (Principal Financial Officer)	September 25, 2015
* John Kennedy			Controller; Director (Principal Accounting Officer)	September 25, 2015
* John C. Vollmer			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Federal Services International, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasuer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Randall A. Wotring			President; Chief Executive Officer; Director (Principal Executive Officer)	September 25, 2015
* Greg D. Robinson			Treasurer (Principal Financial Officer)	September 25, 2015
* John Kennedy			Controller; Director (Principal Accounting Officer)	September 25, 2015
* John C. Vollmer			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Fox US LP
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasuer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Randolph J. Hill			Authorized Representative (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Authorized Representative (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
URS Canada Support 2 ULC, as general partner
* Jeanne Cornell Baughman Authorized Representative			General Partner Representative	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS FS Commercial Operations, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasuer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Randall A. Wotring			President; Chief Executive Officer; Director (Principal Executive Officer)	September 25, 2015
* Greg D. Robinson			Treasurer (Principal Financial Officer)	September 25, 2015
* John Kennedy			Controller; Director (Principal Accounting Officer)	September 25, 2015
* John C. Vollmer			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Global Holdings, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* William T. Rudd			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Group, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* William T. Rudd			Director	September 25, 2015
* Kevin Stubblebine			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Holdings, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President (Principal Executive Officer)	September 25, 2015
* Ronald E. Osborne			Chief Financial Officer; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Keenan Edward Driscoll			Director	September 25, 2015
/s/ DAVID Y. GAN David Y. Gan			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS International, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* William T. Rudd			Chief Financial Officer; Controller; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS International Projects, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* George L. Nash			President (Principal Executive Officer)	September 25, 2015
* Jerry K. Lemon			Vice President; Controller; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Robert L. Berlin			Director	September 25, 2015
* Randolph J. Hill			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Nuclear LLC
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasuer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Robert J. LoCurto			President; Director (Principal Executive Officer)	September 25, 2015
* Jerry K. Lemon			Vice President; Controller; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Randolph J. Hill			Director	September 25, 2015
* Arthur G. Lembo			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Operating Services, Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Thomas Walter Bishop			President; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer)	September 25, 2015
* William T. Rudd			Controller (Principal Accounting Officer)	September 25, 2015
* James R. Linthicum			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Professional Solutions LLC
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* James G. Angelos			President (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* David E. Hollan			Director	September 25, 2015
* James Noah Taylor			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

URS Resources, LLC
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* William G. Ettenger, Jr.			President (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* William T. Rudd Authorized Representative			Member Representative	September 25, 2015
* Thomas Walter Bishop Authorized Representative			Member Representative	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

Washington Demilitarization Company, LLC
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Mark NMN Evans			President; Director (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Jill Leslie Bruning			Director	September 25, 2015
* Randolph J. Hill			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

Washington Government Environmental Services Company LLC
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasuer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* Kenneth Lamon Harbor			President (Principal Executive Officer)	September 25, 2015
* Keenan Edward Driscoll			Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
URS Energy & Construction, Inc., the sole Member
* Randolph J. Hill Authorized Representative			Sole Member	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 25, 2015.

WGI Global Inc.
By:	/s/ KEENAN EDWARD DRISCOLL
Name: Keenan Edward Driscoll Title: Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date

* George L. Nash			President (Principal Executive Officer)	September 25, 2015
* Jerry K. Lemon			Vice President; Controller; Director (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
* Robert L. Berlin			Director	September 25, 2015
* Randolph J. Hill			Director	September 25, 2015
*By:	/s/ DAVID Y. GAN
	Name:	David Y. Gan
	Title:	Attorney-in-fact

EXHIBIT INDEX

3.1		Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM's annual report on Form 10-K filed with the SEC on November 18, 2011)
3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.2 to AECOM's registration statement on Form S-4 filed with the SEC on August 1, 2014)
3.3		Certificate of Amendment of Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.1 to AECOM's current report on Form 8-K filed with the SEC on January 9, 2015)
3.4
Certificate of Correction of Amended and Restated Certificate of Incorporation of AECOM (incorporated by reference to Exhibit 3.3. to the AECOM's annual report on Form 10-K filed with the SEC on November 17, 2014)
3.5		Certificate of Designations for Class C Preferred Stock (incorporated by reference to Exhibit 3.2 to the AECOM's registration statement on Form 10 filed with the SEC on January 29, 2007)
3.6		Certificate of Designations for Class E Preferred Stock (incorporated by reference to Exhibit 3.3 to the AECOM's registration statement on Form 10 filed with the SEC on January 29, 2007)
3.7
Certificate of Designations for Class F Convertible Preferred Stock, Series 1 (incorporated by reference to Exhibit 3.4 to AECOM's registration statement on Form 10 filed with the SEC on January 29, 2007)
3.8
Certificate of Designations for Class G Convertible Preferred Stock, Series 1 (incorporated by reference to Exhibit 3.5 to AECOM's registration statement on Form 10 filed with the SEC on January 29, 2007)
3.9		Amended and Restated Bylaws of AECOM (incorporated by reference to Exhibit 3.2 to AECOM's current report on Form 8-K filed with the SEC on January 9, 2015)
3.10	*	Restated Certificate of Incorporation of AECOM C&E, Inc., as amended
3.11	*	By-Laws of AECOM C&E, Inc.
3.12	*	Certificate of Formation of AECOM Global II, LLC
3.13	*	Limited Liability Company Agreement of AECOM Global II, LLC
3.14	*	Certificate of Incorporation of AECOM Government Services, Inc., as amended
3.15	*	Restated By-Laws of AECOM Government Services, Inc.
3.16	*	Certificate of Incorporation of AECOM International Development, Inc., as amended
3.17	*	Bylaws of AECOM International Development, Inc.
3.18	*	Articles of Incorporation of AECOM National Security Programs, Inc., as amended
3.19	*	By-Laws of AECOM National Security Programs, Inc.
3.20	*	Articles of Incorporation of AECOM Services, Inc., as amended
3.21	*	Bylaws of AECOM Services, Inc.

3.22	*	Articles of Domestication of AECOM Special Missions Services, Inc., as amended
3.23	*	By-Laws of AECOM Special Missions Services, Inc.
3.24	*	Articles of Incorporation of AECOM Technical Services, Inc., as amended
3.25	*	Amended and Restated Bylaws of AECOM Technical Services, Inc.
3.26	*	Restated Certificate of Incorporation of AECOM USA, Inc., as amended
3.27	*	Restated By-Laws of AECOM USA, Inc.
3.28
Articles of Incorporation of Aman Environmental Construction, Inc. (filed as Exhibit 3.2(i) to Amendment No. 2 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-101330) filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)
3.29
Amended and Restated Bylaws of Aman Environmental Construction, Inc. (filed as Exhibit 3.58 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.30
Restated and Amended Articles of Incorporation of B.P. Barber & Associates, Inc. (filed as Exhibit 3.5 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.31
Bylaws of B.P. Barber & Associates, Inc., as amended (filed as Exhibit 3.6 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.32
Amended and Restated Certificate of Incorporation of Cleveland Wrecking Company (filed as Exhibit 3.59 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.33
Amended and Restated Bylaws of Cleveland Wrecking Company (filed as Exhibit 3.60 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.34
Articles of Incorporation of E.C. Driver & Associates, Inc. (filed as Exhibit 3.7 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.35
By-Laws of E.C. Driver & Associates, Inc., as amended (filed as Exhibit 3.8 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.36	*	Restated Certificate of Incorporation of EDAW, Inc.
3.37	*	Bylaws of EDAW, Inc.

3.38		Articles of Incorporation of EG&G Defense Materials, Inc. (filed as Exhibit 3.39 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.39
Amended and Restated Bylaws of EG&G Defense Materials, Inc. (filed as Exhibit 3.40 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.40
Articles of Incorporation of Forerunner Corporation, as amended (filed as Exhibit 3.9 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.41
Amended and Restated Bylaws of Forerunner Corporation (filed as Exhibit 3.10 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.42
Certificate of Incorporation of Lear Siegler Logistics International, Inc. (filed as Exhibit 3.41 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.43
Bylaws of Lear Siegler Logistics International, Inc., as amended (filed as Exhibit 3.42 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.44	*	Articles of Incorporation of McNeil Security, Inc.
3.45	*	Bylaws of McNeil Security, Inc.
3.46	*	Certificate of Incorporation of MT Holding Corp., as amended
3.47	*	By-Laws of MT Holding Corp.
3.48
Certificate of Incorporation of Rust Constructors Inc., as amended (filed as Exhibit 3.51 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.49
Amended and Restated By-Laws of Rust Constructors Inc. (filed as Exhibit 3.52 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.50	*	Second Restated Certificate of Incorporation of The Earth Technology Corporation (USA)
3.51	*	Bylaws of The Earth Technology Corporation (USA)
3.52	*	Certificate of Incorporation of Tishman Construction Corporation
3.53	*	By-Laws of Tishman Construction Corporation
3.54	*	Certificate of Incorporation of Tishman Construction Corporation of New York
3.55	*	By-Laws of Tishman Construction Corporation of New York

3.56	Articles of Organization of URS Alaska, LLC (filed as Exhibit 3.31 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.57
Operating Agreement of URS Alaska, LLC (filed as Exhibit 3.32 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.58
Articles of Incorporation of URS Construction Services, Inc. (filed as Exhibit 3.9(i) to Amendment No. 2 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-101330) filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)
3.59
Bylaws of URS Construction Services, Inc. (filed as Exhibit 3.9(ii) to Amendment No. 2 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-101330) filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)
3.60
Articles of Incorporation of URS Corporation, as amended (filed as Exhibit 3.15 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.61
Amended and Restated Bylaws of URS Corporation (filed as Exhibit 3.16 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.62
Articles of Incorporation of URS Corporation Great Lakes, as amended (filed as Exhibit 3.11(i) to Amendment No. 2 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-101330) filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)
3.63
Amended and Restated Bylaws of URS Corporation Great Lakes (filed as Exhibit 3.18 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.64
Certificate of Incorporation of URS Corporation—New York, as amended (filed as Exhibit 3.63 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.65
Amended and Restated By-Laws of URS Corporation—New York (filed as Exhibit 3.64 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.66
Articles of Incorporation of URS Corporation—North Carolina, as amended (filed as Exhibit 3.13 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)

3.67	Bylaws of URS Corporation—North Carolina, as amended (filed as Exhibit 3.14 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.68
Articles of Incorporation of URS Corporation—Ohio, as amended (filed as Exhibit 3.53 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.69
Amended and Restated Bylaws of URS Corporation—Ohio (filed as Exhibit 3.54 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.70
Articles of Incorporation of URS Corporation Southern, as amended (filed as Exhibit 3.19 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.71
Amended and Restated Bylaws of URS Corporation Southern (filed as Exhibit 3.20 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.72
Certificate of Incorporation of URS E&C Holdings, Inc., as amended (filed as Exhibit 3.69 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.73
Bylaws of URS E&C Holdings, Inc., as amended (filed as Exhibit 3.70 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.74
Certificate of Amended and Restated Articles of Incorporation of URS Energy & Construction, Inc. (filed as Exhibit 3.21 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.75
Amended and Restated Regulations of URS Energy & Construction, Inc. (filed as Exhibit 3.22 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.76
Certificate of Incorporation of URS Federal Services, Inc. (filed as Exhibit 3.43 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.77
By-Laws of URS Federal Services, Inc. (filed as Exhibit 3.44 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)

3.78		Certificate of Incorporation of URS Federal Services International, Inc. (filed as Exhibit 3.45 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.79
By-Laws of URS Federal Services International, Inc., as amended (filed as Exhibit 3.46 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.80
Certificate of Limited Partnership of URS Fox US LP (filed as Exhibit 3.3 to the Registration Statement on Form S-4 of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on April 17, 2013 and incorporated herein by reference)
3.81
Agreement of Limited Partnership of URS Fox US LP (filed as Exhibit 3.4 to the Registration Statement on Form S-4 of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on April 17, 2013 and incorporated herein by reference)
3.82	*	Certificate of Incorporation of URS FS Commercial Operations, Inc., as amended
3.83	*	By-Laws of URS FS Commercial Operations, Inc.
3.84
Articles of Incorporation of URS Global Holdings, Inc. (filed as Exhibit 3.23 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.85
By-Laws of URS Global Holdings, Inc., as amended (filed as Exhibit 3.24 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.86
Certificate of Incorporation of URS Group, Inc., as amended (filed as Exhibit 3.25 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.87
Bylaws of URS Group, Inc., as amended (filed as Exhibit 3.26 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.88
Certificate of Incorporation of URS Holdings, Inc. (filed as Exhibit 3.27 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.89
Amended and Restated Bylaws of URS Holdings, Inc. (filed as Exhibit 3.28 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.90
Certificate of Incorporation of URS International, Inc., as amended (filed as Exhibit 3.71 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)

3.91	Amended and Restated By-Laws of URS International, Inc. (filed as Exhibit 3.72 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.92
Articles of Incorporation of URS International Projects, Inc., as amended (filed as Exhibit 3.29 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.93
Bylaws of URS International Projects, Inc. (filed as Exhibit 3.30 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.94
Certificate of Formation of URS Nuclear LLC (filed as Exhibit 3.55 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.95
Limited Liability Company Agreement of URS Nuclear LLC (filed as Exhibit 3.56 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.96
Certificate of Incorporation of URS Operating Services, Inc., as amended (filed as Exhibit 3.65 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.97
Amended and Restated Bylaws of URS Operating Services, Inc. (filed as Exhibit 3.66 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.98
Certificate of Formation of URS Professional Solutions LLC, as amended (filed as Exhibit 3.75 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.99
Fifth Amended and Restated Limited Liability Company Agreement of URS Professional Solutions LLC (filed as Exhibit 3.76 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.100
Certificate of Formation of URS Resources, LLC (filed as Exhibit 3.5(i) to Amendment No. 2 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-101330) filed with the Securities and Exchange Commission on March 5, 2003 and incorporated herein by reference)
3.101
First Amended and Restated Limited Liability Company Agreement of URS Resources, LLC (filed as Exhibit 3.74 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)

3.102		Certificate of Formation of Washington Demilitarization Company, LLC, as amended (filed as Exhibit 3.33 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.103
Limited Liability Company Agreement of Washington Demilitarization Company, LLC (filed as Exhibit 3.34 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.104
Certificate of Formation of Washington Government Environmental Services Company LLC, as amended (filed as Exhibit 3.35 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.105
Third Amended and Restated Limited Liability Company Agreement of Washington Government Environmental Services Company LLC (filed as Exhibit 3.36 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.106
Articles of Incorporation of WGI Global Inc., as amended (filed as Exhibit 3.67 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
3.107
Bylaws of WGI Global Inc., as amended (filed as Exhibit 3.68 to Amendment No. 1 to the Registration Statement on Form S-4/A of URS Corporation (File No. 333-187968) filed with the Securities and Exchange Commission on June 25, 2013 and incorporated herein by reference)
4.1
Indenture, dated as of October 6, 2014, by and among AECOM Technology Corporation, the Guarantors party thereto, and U.S. Bank, National Association, as trustee (filed as Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on October 8, 2014 and incorporated herein by reference)
4.2
First Supplemental Indenture, dated as of October 17, 2014, by and among AECOM Technology Corporation, the guarantors party thereto and U.S. Bank National Association (filed as Exhibit 4.10 to the Form 10-K filed with the Securities and Exchange Commission on November 17, 2014 and incorporated herein by reference)
4.3	*	Second Supplemental Indenture, dated as of June 3, 2015, by and among AECOM, the guarantors party thereto and U.S. Bank National Association
4.4	*	Third Supplemental Indenture, dated as of June 19, 2015, by and among AECOM, the guarantor party thereto and U.S. Bank National Association
4.5
Registration Rights Agreement, dated October 6, 2014, by and among AECOM Technology Corporation, AECOM Government Services, Inc., AECOM Technical Services, Inc., Tishman Construction Corporation, other Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed as Exhibit 4.2 to the Form 8-K filed with the Securities and Exchange Commission on October 8, 2014 and incorporated herein by reference)
5.1	*	Opinion of Gibson, Dunn & Crutcher LLP
5.2	*	Opinion of Holland & Knight LLP

5.3	*	Opinion of Cozen O'Connor, P.C.
5.4	*	Opinion of Cozen O'Connor, P.C.
5.5	*	Opinion of Dickinson Wright PLLC
5.6	*	Opinion of Parsons Behle & Latimer PLC
5.7	*	Opinion of Smith Moore Leatherwood LLP
5.8	*	Opinion of Frost Brown Todd LLC
5.9	*	Opinion of Frost Brown Todd LLC
5.10	*	Opinion of K&L Gates LLP
5.11	*	Opinion of Smith Moore Leatherwood LLP
5.12	*	Opinion of Hunton & Williams LLP
12.1		Computation of Ratio of Earnings to Fixed Charges
21.1	*	Subsidiaries of AECOM
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.3	*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
23.4	*	Consent of Holland & Knight LLP (included in Exhibit 5.2)
23.5	*	Consent of Cozen O'Connor, P.C. (included in Exhibit 5.3)
23.6	*	Consent of Cozen O'Connor, P.C. (included in Exhibit 5.4)
23.7	*	Consent of Dickinson Wright PLLC (included in Exhibit 5.5)
23.8	*	Consent of Parsons Behle & Latimer PLC (included in Exhibit 5.6)
23.9	*	Consent of Smith Moore Leatherwood LLP (included in Exhibit 5.7)
23.10	*	Consent of Frost Brown Todd LLC (included in Exhibit 5.8)
23.11	*	Consent of Frost Brown Todd LLC (included in Exhibit 5.9)
23.12	*	Consent of K&L Gates LLP (included in Exhibit 5.10)
23.13	*	Consent of Smith Moore Leatherwood LLP (included in Exhibit 5.11)
23.14	*	Consent of Hunton & Williams LLP (included in exhibit 5.12)
24.1	*	Power of Attorney
25.1	*	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as the Trustee under the Indenture
99.1	*	Form of Letter of Transmittal
99.2	*	Form of Notice of Guaranteed Delivery
99.3	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4	*	Form of Letter to Clients

*
Previously filed as an exhibit to this registration statement on Form S-4 on July 6, 2015.